UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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First Mercury Financial Corporation

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FIRST MERCURY FINANCIAL CORPORATION

29110 Inkster Road, Suite 100
Southfield, Michigan 48034

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of stockholders of First Mercury Financial Corporation, a Delaware corporation, will be held on Wednesday, May 13, 2009 at 9:00 a.m., Eastern Time, at 29110 Inkster Rd, Suite 100, Southfield, Michigan 48034 for the following purposes:

1. To elect the two nominees of the board of directors to serve as Class II Directors with terms expiring in three years.

2. To approve the amendment and restatement of the First Mercury Financial Corporation Omnibus Incentive Plan of 2006 (the “Omnibus Plan”) to increase the number of shares authorized for issuance thereunder by 1,650,000 shares (which will bring the total number of shares reserved under the Omnibus Plan to 3,150,000) and to make certain other changes to the Omnibus Plan.

3. To approve the Omnibus Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code, as amended.

4. To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009.

5. To transact such other business as may properly come before the meeting and any adjournments thereof.

Stockholders entitled to receive notice of and to vote at the meeting were determined as of the close of business on March 19, 2009, the record date fixed by the board of directors for such purpose.

Regardless of whether or not you plan to attend the meeting, you can be sure your shares are represented at the meeting by promptly signing, dating and returning your proxy card in the enclosed pre-addressed, postage-paid return envelope. If your shares are registered in the name of a bank or brokerage firm, you may be able to vote your shares electronically over the internet or by telephone. If for any reason you desire to revoke or change your proxy, you may do so at any time before it is voted. The enclosed proxy is solicited by the board of directors of the Company.

We cordially invite you to attend the meeting.

By Order of the Board of Directors

John A. Marazza
Executive Vice President,
Chief Financial Officer and Corporate Secretary

April 13, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2009.

First Mercury Financial Corporation’s Proxy Statement for the 2009 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2008 are available at www.envisionreports.com/FMR

i

FIRST MERCURY FINANCIAL CORPORATION

29110 Inkster Road, Suite 100
Southfield, Michigan 48034

Annual Meeting of Stockholders
To be held on May 13, 2009

QUESTIONS & ANSWERS

Q:	Why am I receiving these materials?

A:	The accompanying proxy is solicited on behalf of the Board of Directors of First Mercury Financial Corporation, a Delaware corporation. We are providing these proxy materials to you in connection with our annual meeting of stockholders, to be held at 29110 Inkster Rd, Suite 100, Southfield, Michigan 48034, on Wednesday, May 13, 2009 at 9:00 a.m., Eastern Time. As a Company stockholder, you are invited to attend the annual meeting and are entitled and requested to vote on the proposals described in this proxy statement. When the Company asks for a proxy, we must provide you with a proxy statement that contains certain information specified by law. This proxy statement and proxy are being mailed to stockholders on or about April 13, 2009.

Q:	Who may vote at the meeting?

A:	You may vote all of the shares of our common stock that you owned at the close of business on March 19, 2009, the record date. On the record date, there were 17,929,837 shares of common stock outstanding and entitled to be voted at the meeting. You may cast one vote for each share of common stock held by you on all matters presented at the meeting.

Q:	What proposals will be voted on at the meeting?

A:	Four Company proposals will be voted on at the meeting:

1.	To elect two nominees to the Board of Directors to serve as Class II Directors with terms of three years.

2.	To approve the amendment and restatement of the First Mercury Financial Corporation Omnibus Incentive Plan of 2006 (the “Omnibus Plan”) to increase the number of shares authorized for issuance thereunder by 1,650,000 shares (which will bring the total number of shares reserved under the Omnibus Plan to 3,150,000) and to make certain other changes to the Omnibus Plan.

3.	To approve the Omnibus Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code, as amended.

4.	To ratify the appointment of BDO Seidman, LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009.

We will also consider other business that properly comes before the meeting, and any adjournments thereof, in accordance with Delaware law and our Bylaws.

Q:	How does the Board of Directors recommend I vote?

A:	Please see the information included in this proxy statement relating to the proposals to be voted on. Our Board of Directors unanimously recommends that you vote “FOR” each of the proposals.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxyholders, Richard H. Smith and John A. Marazza, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Delaware law and our Bylaws.

Q:	How do I vote?

A:	If your shares are registered directly in your name with our transfer agent, you are considered a stockholder of record with respect to your shares, and the proxy materials and proxy card are being sent directly to you by our transfer agent. Please carefully consider the information contained in this proxy statement and, whether or not you plan to attend the meeting, complete, date, sign and return the accompanying proxy card promptly so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the annual meeting. To vote at the meeting, please bring the enclosed proxy card or vote using the ballot provided at the meeting.

If, like most stockholders of the Company, you hold your shares in street name through a stockbroker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of shares, and the proxy materials are being forwarded to you together with a voting instruction card by this stockbroker, bank or nominee. Please carefully consider the information contained in this proxy statement and, whether or not you plan to attend the meeting, complete, date, sign and return the accompanying proxy card promptly so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes. As an alternative to using the proxy card to vote, beneficial owners of shares held in street name may vote via the Internet until 12:00 noon, Eastern Time, on May 12, 2009. To vote at the meeting, beneficial owners will need to contact the stockbroker, bank or nominee that holds their shares to obtain a “legal proxy” to bring to the meeting.

Q:	Who votes my shares if I execute and return this proxy?

A:	Richard H. Smith and John A. Marazza are officers of the Company and were named by our Board of Directors as proxyholders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors.

Q:	Can I change my vote after I have delivered my proxy?

A:	You may revoke your proxy by doing one of the following:

• if you are stockholder of record, by sending a written notice of revocation to the Corporate Secretary of the Company that is received prior to the meeting, stating that you revoke your proxy;

• if you are stockholder of record, by signing a later-dated proxy card and submitting it so that it is received prior to the meeting in accordance with the instructions included in the proxy card(s);

• if you are stockholder of record, by attending the meeting and voting your shares in person; or

•  if you are a beneficial stockholder, you must contact your stockbroker, bank or nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:	What constitutes a quorum and why is a quorum required?

A:	A quorum is required for the Company stockholders to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, will be included in the calculations of the number of shares considered to be present at the meeting for quorum purposes.

Q:	What vote is required to approve each proposal?

A:	Proposal 1 requires a plurality of the votes cast to elect a director. This means those nominees receiving the highest number of votes at the meeting will be elected, even if such votes do not constitute a majority of the votes cast.

Proposal 2 and Proposal 4 each require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. The total votes cast on Proposal 2 must represent at least a majority of all shares entitled to vote.

Proposal 3 requires the affirmative vote of the majority of the votes cast.

Q:	What if I don’t vote or abstain?

A:	Abstentions are included in the determination of shares present for quorum purposes. For Proposals 2 and 4, because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. For Proposal 1 and 3, because abstentions are not included as votes “cast”, abstentions will have no effect.

Q:	If my shares are held in street name by my broker, will my broker vote my shares for me?

A:	For beneficial stockholders, your broker, trustee or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If you do not give your broker, trustee or nominee specific instructions, your shares may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum present.

Your broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote or if you provide instructions on how to vote by following the instructions provided to you by your broker.

Q:	Where can I find voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in our Quarterly Report on Form 10-Q for the second quarter of fiscal year 2009.

Q:	Who will bear the cost for soliciting votes for the meeting?

A:	We will bear all expenses in conjunction with the solicitation of the enclosed proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to beneficial owners. We may hire a proxy solicitation firm at a standard industry compensation rate. In addition, proxies may be solicited by mail, in person, or by telephone or fax by certain of our officers, directors and regular employees.

Q:	What should I do if I want to attend the annual meeting?

A:	All stockholders as of the record date may attend the meeting, which will be held at 29110 Inkster Rd, Suite 100, Southfield, Michigan 48034. You may be asked to provide proof of ownership of shares as of the record date.

Q:	Whom should I call with other questions?

A:	If you have additional questions about this proxy statement or the meeting or would like additional copies of this document or our 2008 Annual Report on Form 10-K, please contact: First Mercury Financial Corporation, 29110 Inkster Road, Suite 100, Southfield, Michigan 48034, Attention: Corporate Financial Reporting, Telephone: (248) 358-4010.

Q:	How can I communicate with the Company’s Board of Directors?

A:	Stockholders may send communications to the Company’s Board of Directors in care of the Corporate Secretary, First Mercury Financial Corporation, 29110 Inkster Road, Suite 100, Southfield, Michigan 48034. Please indicate whether your message is for the Board of Directors as a whole, a particular group or committee of directors or an individual director. The Board of Directors has implemented procedures for processing stockholder communications and a description of these procedures can be found at www.firstmercury.com by clicking “Investor Relations” and then “Investor FAQs.”

Q:	How do I submit a stockholder proposal for the 2010 annual meeting?

A:	If a stockholder wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by December 14, 2009. Proposals should be addressed to our Corporate Secretary, First Mercury Financial Corporation, 29110 Inkster Road, Suite 100, Southfield, Michigan 48034. In addition, our Bylaws provide that any stockholder wishing to propose any other business at the annual meeting must give us written notice by February 12, 2010. That notice must provide certain other information as described in our Bylaws. Copies of our Bylaws are available online at www.firstmercury.com.

Q:	Does the Company offer an opportunity to receive future proxy materials electronically?

A:	Yes. If you are a stockholder of record, you may, if you wish, receive future proxy statements and annual reports online. If you elect this feature, you will receive an e-mail message notifying you when the materials are available along with a web address for viewing the materials and instructions for voting on the Internet. If you have more than one account, you may receive separate e-mail notifications for each account.

If you vote online as described above, you may sign up for electronic delivery at that time.

If you received these materials electronically, you do not need to do anything to continue receiving materials electronically in the future. If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow the instructions of your broker.

Q:	What is “householding”?

A:	We have adopted “householding,” a procedure under which stockholders of record who have the same address and last name and do not receive proxy materials electronically will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure saves printing and postage costs by reducing duplicative mailings. Stockholders who participate in householding will continue to receive separate proxy cards. Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record. If you participate in householding and wish to receive a separate copy of the 2008 annual report and 2009 proxy statement, or if you wish to receive separate copies of future annual reports and proxy statements, please call us at (248) 358-4010 or write to: First Mercury Financial Corporation, 29110 Inkster Road, Suite 100, Southfield, Michigan 48034, Attention: Corporate Financial Reporting. We will deliver the requested documents to you promptly upon your request.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members. Our Bylaws provide for the division of our Board of Directors into three classes with staggered three year terms. The terms of each class will expire at successive annual meetings so that the stockholders elect one class of Directors at each annual meeting. The election of Class II Directors with a term expiring at the 2012 annual meeting will take place at the meeting.

Nominees for Election at the 2009 Annual Meeting

The nominees for the Board are set forth below. All of the nominees are currently members of the Board of Directors.

Class II Directors with Terms
Expiring at the 2012 Annual Meeting	Year First Elected Director, Principal Occupation and Age

Thomas B. Kearney	Mr. Kearney has served as a member of our Board of Directors since November 2006. Mr. Kearney has been a partner and Chief Marketing Officer of Insight Catastrophe Group since June 2005. Prior to that position, he was the Executive Vice President and Chief Marketing Officer of Benfield U.S., a subsidiary of the Benfield Group from June 2000. Mr. Kearney is 52 years old.

William C. Tyler	Mr. Tyler has served as a member of our Board of Directors since November 2006. Mr. Tyler was a Senior Vice President and stockholder of McKinley Inc., a national real estate company, from May 1971 to November 2004, where he was responsible for major transactions, refinancings and restructurings. Mr. Tyler is 66 years old.

The following tables set forth certain information with respect to our directors who are not up for election at the 2009 Annual Meeting.

Class I Directors with Terms
Expiring at the 2010 Annual Meeting	Year First Elected Director, Principal Occupation and Age

Steven A. Shapiro	Mr. Shapiro has served as a member of our Board of Directors since 2004. Mr. Shapiro is a Vice President of SF Investments, Inc., a registered broker/dealer and investment advisor. Mr. Shapiro is also a manager of Millennium Group, LLC, which is the general partner in a series of investment limited partnerships. Mr. Shapiro serves as a director of Baldwin & Lyons, Inc. Mr. Shapiro is 44 years old.

Jerome M. Shaw	Mr. Shaw has served as a member of our Board of Directors since 1973. In March 2007, he was given the title Chairman Emeritus of the Company. From 1973 to 2005, he was our Chief Executive Officer. He is the founder of the Company. Mr. Shaw entered the insurance business in 1967 and formed CoverX in 1973. Mr. Shaw is 66 years old.

Richard H. Smith	Mr. Smith has served as our President and Chief Executive Officer since 2005. Mr. Smith became our Chairman, President and Chief Executive Officer in November 2006. He joined the Company as its President and Chief Operating Officer in 1996. Mr. Smith began his insurance career with Providian

Class I Directors with Terms
Expiring at the 2010 Annual Meeting	Year First Elected Director, Principal Occupation and Age

Corporation in 1975 and held various financial positions before becoming Chief Financial Officer of Providian Direct Insurance in 1989 and President and Chief Operating Officer of Providian Direct Auto Insurance in 1993. Mr. Smith has served as a member of our Board of Directors since 1996. Mr. Smith is 58 years old.

Class III Directors with Terms
Expiring at the 2011 Annual Meeting	Year First Elected Director, Principal Occupation and Age

Louis J. Manetti	Mr. Manetti has served as a member of our Board of Directors since November 2006. Mr. Manetti currently serves as a consultant for various companies. Mr. Manetti served as a Managing Director with Glencoe Capital, LLC (“Glencoe”) from 2001 through December 2008. As Director of Portfolio Management for Glencoe, he was responsible for monitoring the performance of the operating companies in which Glencoe had an investment. Prior to joining Glencoe, Mr. Manetti had 20 years of experience in different aspects of business with Kodak, Bell & Howell Company and Price Waterhouse. Mr. Manetti received his JD from The John Marshall Law School, an MBA from Northwestern University, and is a Certified Public Accountant. Mr. Manetti is 52 years old.

Hollis W. Rademacher	Mr. Rademacher has served as a member of our Board of Directors since 2004. Mr. Rademacher is currently self-employed in the fields of consulting and investments. Mr. Rademacher held various positions with Continental Bank, N.A., from 1957 to 1993, most recently serving as Chief Financial Officer of Continental Bank Corporation from 1988 to 1993. Mr. Rademacher serves as a director of Schawk, Inc. and Wintrust Financial Corporation. Mr. Rademacher is 72 years old.

Robert A. Oakley, Ph.D.	Dr. Oakley has served as a member of our Board of Directors since March 2008. He currently serves as the Shepard Executive-in- Residence of the Fisher College of Business at The Ohio State University. Previously he served as Executive Vice President and Chief Financial Officer of the Nationwide Companies, a Fortune 100 global financial services organization. Dr. Oakley served on the Board of Directors and was Chair of the Audit and Finance Committees of the Ohio Casualty Corporation, a publicly traded property-casualty insurance group. He has also served on the Board and Audit Committee of the OHIC Insurance Company, a professional medical liability company. Dr. Oakley is a Chartered Life Underwriter (CLU) and a Chartered Property-Casualty Underwriter (CPCU). Dr. Oakley is 62 years old.

Vote Required

Directors must be elected by a plurality of the votes cast. This means those nominees receiving the highest number of votes at the meeting will be elected, even if such votes do not constitute a majority of the votes cast.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the election of the above named nominees to the Board of Directors to serve as Class II Directors with a term expiring at the 2012 annual meeting.

CORPORATE GOVERNANCE

First Mercury Financial Corporation adopted corporate governance guidelines which are available at www.firstmercury.com or in print to stockholders. See “Availability of Certain Documents” in this proxy statement. These basic principles are summarized here.

•	The Board of Directors is elected by and is accountable to the stockholders. Its primary purpose is to oversee management and to assure that the long-term interests of the stockholders are being served.

•	The Board of Directors has adopted a retirement policy for directors set forth in its Corporate Governance Guidelines, under which Directors may not be nominated for re-election after age 75, except in extraordinary circumstances.

•	The non-management Directors regularly meet in executive session.

•	The Board of Directors annually evaluates its own performance. Each of the Board committees conducts an annual self-evaluation of its respective performance. These evaluations are overseen by the Nominating and Corporate Governance Committee.

•	The Board of Directors annually reviews long-range strategic plans.

•	Independent committees of the Board of Directors evaluate the performance of the Chief Executive Officer and the other executive officers and determine their compensation.

•	Directors have complete access to all levels of management and also are provided with opportunities to meet with members of management on a regular basis.

Director Independence

In accordance with New York Stock Exchange rules, the Board affirmatively determines the independence of each Director and nominee for election as a Director in accordance with guidelines it has adopted, which include all elements of independence set forth in the New York Stock Exchange listing standards. In March 2009, the Board and Nominating and Corporate Governance Committee reviewed each Directors’ relationships with the Company (and those of their immediate family members) and other potential conflicts of interest, as well as material provided by management related to transactions, relationships, or arrangements between the Company and the directors or parties related to the directors. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board determined that each of Thomas B. Kearney, Louis A. Manetti, Robert A. Oakley, Hollis W. Rademacher, Steven A. Shapiro and William C. Tyler is independent under the rules of the New York Stock Exchange and has no relationship with the Company, except as a Director and stockholder of the Company. The Board also concluded that Messrs. Manetti, Rademacher and Oakley are independent under the applicable rules and regulations of the Securities and Exchange Commission for purposes of serving on the Audit Committee. In determining independence of the Directors, the Nominating and Corporate Governance Committee and subsequently the Board of Directors, assessed Mr. Shapiro’s role as a director of Baldwin & Lyons, Inc. and concluded that such position did not impact Mr. Shapiro’s independence or his qualifications to serve as a Director of the Company. The Nominating and Corporate Governance Committee and the Board also evaluated Mr. Manetti’s former relationship with Glencoe Capital, LLC (“Glencoe”), a former controlling stockholder of the Company. The Nominating and Corporate Governance Committee and the Board determined that Mr. Manetti had terminated his employment with Glencoe prior to the end of 2008 and that, accordingly, Mr. Manetti is independent.

The Board affirmatively determined that: (a) Richard H. Smith is not independent because he is the Chief Executive Officer of the Company, and (b) Jerome M. Shaw is not independent because he was an employee of the Company in 2006 and entered into certain transactions with the Company in 2006 and 2008, as described in “Certain Transactions” and “Employment and Related Agreements.”

Nominations for Directors

The Nominating and Corporate Governance Committee is responsible for screening potential Director candidates and recommending qualified candidates to the Board for nomination. The Committee considers recommendations of potential candidates from current Directors, management and stockholders. Stockholders’ nominations for Directors must be made in writing and include the nominee’s written consent to the nomination and sufficient background information on the candidate to enable the Committee to assess his or her qualifications. Nominations must be addressed to the Chairman of the Nominating and Corporate Governance Committee in care of the Corporate Secretary, First Mercury Financial Corporation, 29110 Inkster Road, Suite 100, Southfield, Michigan 48034, and must be received no later than December 14, 2009, in order to be considered for the next annual election of Directors. Article II, Section 9 of our Bylaws sets forth the process for submitting Director nominations.

The Board is committed to a diversified membership, in terms of both the individuals involved and their various experiences and areas of expertise. The Nominating and Corporate Governance Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential Director candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. Nominees for Director shall be selected on the basis of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time to Board duties. Board members are expected to diligently prepare for, attend, and participate in all Board and applicable committee meetings. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director. The Board applies these criteria in evaluating candidates nominated by stockholders as well as in evaluating those recommended by other sources. The Nominating and Corporate Governance Committee shall be responsible for assessing the appropriate balance of skills and characteristics required of Board members. These general criteria are reviewed annually by the Nominating and Corporate Governance Committee and the Board to ensure they remain pertinent and robust.

The Committee initially evaluates the candidate based on publicly available information and any additional information supplied by the party recommending the candidate. If the candidate appears to satisfy the selection criteria and the Committee’s initial evaluation is favorable, the Committee, assisted by management, gathers additional data on the candidate’s qualifications, availability, probable level of interest, and any potential conflicts of interest. If the Committee’s subsequent evaluation continues to be favorable, the candidate is contacted by the Chairman of the Board and one or more of the independent directors for direct discussions to determine the mutual levels of interest in pursuing the candidacy. If these discussions are favorable, the Committee makes a final recommendation to the board to nominate the candidate for election by the stockholders (or to select the candidate to fill a vacancy, as applicable).

Communications with the Board

Stockholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by regular mail to either the Board of Directors, an individual Director or Directors or Chair of the Nominating and Corporate Governance Committee with respect to the non-management directors in care of the Corporate Secretary, First Mercury Financial Corporation, 29110 Inkster Road, Suite 100, Southfield, Michigan 48034.

The Board has instructed the Corporate Secretary to review all communications so received, and to exercise his discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e. business inquiries, complaints, or suggestions) and personal grievances. However, any Director may at any time request the Corporate Secretary to forward any and all communications received by the Corporate Secretary but not forwarded to the Directors.

Code of Ethics

Our Code of Business Conduct and Ethics, which is the code of ethics applicable to all Directors, managers and employees, embodies our principles and practices relating to the ethical conduct of our business and its long-standing commitment to honesty, fair dealing and full compliance with all laws affecting our business. A Code of Ethics Applicable to Senior Finance Executives was also adopted with respect to our Chief Executive Officer, Chief Financial Officer and other members of financial management. Any waiver of these codes that is granted to a Director or an officer must be disclosed on a Current Report on Form 8-K, as required by applicable law or the rules and regulations of the New York Stock Exchange. These documents are available both on the Company’s website and in print to stockholders. See “Availability of Certain Documents.”

Whistleblowing Access

The Board has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Code of Business Conduct and Ethics. Any employee, stockholder or other interested party can call (866) 373-6936 or follow the procedures at www.firstmercury.com (first clicking “Investor Relations”) to submit a report. This number is operational 24 hours a day, seven days a week.

Board of Directors

Our Board of Directors held six meetings during 2008. The Board of Directors has three regular committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Messrs. Manetti, Rademacher, Shapiro, Smith and Tyler and Dr. Oakley each attended all of the Board meetings held in 2008. Messrs. Kearney and Shaw each attended four of the six Board meetings held in 2008. Each Director attended at least 75% of the meetings of the Board and Committee(s) on which he served in 2008, except for Messrs. Kearney and Shaw. Our Corporate Governance Guidelines set forth information pertaining to director qualifications and responsibilities, as well as other corporate governance practices and policies. These guidelines are available both on our website and in print to stockholders. See “Availability of Certain Documents.”

Although we have no formal policy regarding directors’ attendance at annual meetings of stockholders, we encourage all of our directors to attend the annual meetings. All of our directors attended the 2008 annual meeting of stockholders.

Meetings of Non-Management Directors

Non-management Directors of the Company regularly meet in executive sessions outside the presence of management. These meetings are presided over by one of the non-management directors selected at the meeting by the other non-management Directors. Currently, the non-management Directors of the Company are Messrs. Kearney, Manetti, Oakley, Rademacher, Shaw, Shapiro and Tyler.

Audit Committee

The Audit Committee held eight meetings in 2008. The Audit Committee’s functions include appointing, terminating, evaluating, and setting the compensation of our independent registered public accounting firm; meeting with the independent registered public accounting firm to review the scope, accuracy and results of the audit; and making inquiries as to the adequacy of our accounting, financial and operating controls. Dr. Oakley is the Chair and Messrs. Rademacher and Tyler were the other members of the Audit Committee for 2008. On March 5, 2009, Mr. Manetti was appointed to the Audit Committee in place of Mr. Tyler. The Board of Directors has determined that Dr. Oakley and Messrs. Rademacher and Manetti are “independent” in accordance with the New York Stock Exchange’s (“NYSE”) listing standards and the rules and regulations of the Securities and Exchange Commission (the “SEC”) and related federal law. It was previously determined that Mr. Tyler was independent under these standards. In addition, the Board of Directors has also determined that all members of the

Audit Committee are “Audit Committee Financial Experts” in accordance with the standards established by the SEC and “financially literate” in accordance with the standards of the NYSE. The Audit Committee’s charter is available both on our website and in print to stockholders. See “Availability of Certain Documents.”

Compensation Committee

The Compensation Committee held four meetings in 2008. Mr. Shapiro is the Chair and Messrs. Kearney and Tyler are the other members of the Compensation Committee. The Board has determined that Messrs. Kearney, Shapiro and Tyler are “independent” in accordance with the NYSE listing standards.

The Compensation Committee Charter is available both on our website and in print to stockholders. See “Availability of Certain Documents.” The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:

•	review and approve corporate goals and objectives relative to the compensation for executive officers, evaluate the performance of executive officers in light of those goals and objectives, and establish the compensation level of executive officers based on this evaluation;

•	monitor management incentive and equity compensation plans, retirement and welfare plans and discharge the duties imposed on the Committee by the terms of those plans; and

•	annually review and make recommendations regarding compensation for non-management directors.

The Compensation Committee set and approved all compensation awarded to our executive officers in 2008. Mr. Smith participated in discussions with the Compensation Committee with respect to the compensation packages of each of our executive officers, but did not participate in the portion of meetings of the Compensation Committee at which his own compensation package was discussed.

The agenda for meetings of the Compensation Committee is determined by its Chair with the assistance of Mr. Smith. Compensation Committee meetings are regularly attended by the Chief Executive Officer. At each meeting, the Compensation Committee has the opportunity to meet in executive session. The Compensation Committee’s Chair reports the Committee’s recommendations on executive compensation to the Board.

The Compensation Committee has the sole authority to retain and terminate outside advisors with respect to executive and director compensation. For compensation decisions relating to the 2008 calendar year, the Company used the Hay Group as its outside compensation consultant. The Hay Group assisted the Compensation Committee with developing the guidelines for bonuses under the Management Incentive Plan. The Hay Group provided the Compensation Committee competitive information regarding executive officer compensation, including benchmarking of peer practices and general industry best practices. The Compensation Committee received input and direction from the Hay Group with respect to the composition of long term incentive awards (i.e., utilization of restricted stock versus stock options) and with respect to the amendment and restatement of the Omnibus Plan, described in more detail in Proposal 2 below. The Committee approves fees paid to the Hay Group.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held four meetings in 2008. The Committee’s functions include developing and recommending to the Board of Directors criteria for board and committee membership, reviewing the qualifications of candidates for Director, nominating candidates for election to the Board of Directors, overseeing our corporate governance policies and practices, developing and recommending to the Board of Directors corporate governance guidelines, and overseeing a review of the performance of the Board of Directors and its committees at least annually. Mr. Tyler is the Chair and Messrs. Kearney and Shapiro are the other members of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each member of the Committee is “independent” in accordance with the NYSE listing standards. The Nominating and Corporate Governance Committee charter is available both on our website and in print to stockholders. See “Availability of Certain Documents.”

Directors’ Compensation

Directors who are employees receive no additional compensation for serving on the Board or its committees. In 2008, we provided the following compensation to Directors who are not employees. Mr. Smith is a Director, but receives no Director related compensation since he is also an employee.

	Fees
	Earned
	or Paid	Stock
Name	in Cash	Awards(1)	Total

Thomas B. Kearney	$38,000	$29,998	$67,998
Louis J. Manetti(2)	42,000	29,998	71,998
Robert A. Oakley(3)	65,750	29,998	95,748
Hollis W. Rademacher	42,000	29,998	71,998
Steven A. Shapiro	47,000	29,998	76,998
Jerome M. Shaw(4)	38,000	29,998	67,998
William C. Tyler	44,500	29,998	74,498

(1)	Reflects the value recognized for financial reporting purposes with respect to 2008 in accordance with SFAS 123(R), calculated using the assumptions in Note 13 to the audited consolidated financial statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, with respect to 1,732 shares of our common stock issued pursuant to restricted stock awards in May 2008 for board services. On the grant date, May 15, 2008, the fair value of these awards, in accordance with SFAS 123(R), was $17.32 per share.

(2)	Cash compensation payable to Mr. Manetti with respect to the March 2008 meeting ($2,000) was paid to Glencoe Capital. Thereafter, cash compensation was paid directly to Mr. Manetti.

(3)	Dr. Oakley received $13,750 in cash as a pro-rated amount for board services from March 2008 through May 2008 and $2,000 cash for attending the March 2008 meeting.

(4)	In addition to amounts set forth above, Mr. Shaw received compensation as a consultant to the Company. See “Certain Transactions”.

Under our Bylaws, our Directors may receive such compensation and reimbursement of expenses for their services as may be determined by the Board of Directors. For 2008, non-employee directors received annual cash compensation of $30,000 and restricted stock awards having a value of $30,000. In addition, each non-employee director receives $2,000 for each Board meeting attended. The Board of Directors also approved additional annual cash retainers of $10,000 for the Chair of the Audit Committee, $5,000 for the Chair of the Compensation Committee and $2,500 for the Chair of the Nominating and Corporate Governance Committee. The restricted stock awarded to Directors vests immediately, but is not transferable for one year after the date of grant. We also reimburse the Directors for reasonable expenses they incur in attending Board of Directors or committee meetings.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee discussed with BDO Seidman, LLP, the Company’s independent registered public accounting firm (independent auditors), who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the independent registered public accounting firm under generally accepted auditing standards by Statement on Auditing Standards No. 61, as adopted by the Public Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, has received the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence, and has considered the impact of non-audit services performed by independent registered public accounting firm for the Company on the accounting firm’s independence.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed with the Company’s independent registered public accounting firm and the persons responsible for the internal audit function the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm and the persons responsible for the internal audit function, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved the inclusion of the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission. The Audit Committee has approved the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for fiscal year 2009, and stockholders are being asked to ratify this appointment at the 2009 annual meeting.

Respectfully Submitted,
Robert A. Oakley, Ph.D, Chair
Hollis W. Rademacher, Member
Louis J. Manetti, Member

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

EXECUTIVE OFFICERS

The following persons were our executive officers as of December 31, 2008:

Richard H. Smith, Chairman, President and Chief Executive Officer.  Mr. Smith has served as our President and Chief Executive Officer since 2005. Mr. Smith became our Chairman, President and Chief Executive Officer in November 2006. He joined the Company as its President and Chief Operating Officer in 1996. Mr. Smith began his insurance career with Providian Corporation in 1975 and held various financial positions before becoming Chief Financial Officer of Providian Direct Insurance in 1989 and President and Chief Operating Officer of Providian Direct Auto Insurance in 1993. Mr. Smith has served as a member of our Board of Directors since 1996. Mr. Smith is 58 years old.

John A. Marazza, Executive Vice President, Chief Financial Officer and Corporate Secretary.  Mr. Marazza has served as our Executive Vice President, Chief Financial Officer and Corporate Secretary since July 2006. From 2003 to 2005, he served as the Chief Operating Officer and Secretary of ProCentury Corporation, formerly known as ProFinance Holdings Corporation. From 2000 to 2003, he was the Executive Vice President, Treasurer and Secretary of ProCentury Corporation. Mr. Marazza was also a director of ProCentury Corporation from 2000 to 2005. From 1991 to 2000, Mr. Marazza served as a financial or operational executive with four insurance enterprises and from 1982 to 1991 was with KPMG LLP serving insurance industry clients. Mr. Marazza is a Certified Public Accountant (non-practicing). Mr. Marazza is 48 years old.

Terrance A. Fleckenstein, Chief Claims Officer.  Mr. Fleckenstein joined the Company as its Chief Claims Officer in 2008. Prior to joining the Company, Mr. Fleckenstein served as the Senior Vice President of Claims for Great American Custom Insurance Services, Inc. from 2006 until 2008. From 2003 to 2006, Mr. Fleckenstein served as a regional claims manager for Farmers Group, Inc. and, from 1985 to 2003, served in various leadership positions for State Farm Insurance Companies with operational roles in claims, marketing, and underwriting. Mr. Fleckenstein has earned the CPCU, CLU and AIC designations. Mr. Fleckenstein is 49 years old.

Jeffrey R. Wawok, Executive Vice President.  Mr. Wawok joined the Company as its Executive Vice President in 2006. Mr. Wawok began his career in 1999 with Cochran, Caronia & Co., a boutique investment bank focused on the insurance industry, most-recently serving as a Vice President with a specialty in working with property & casualty insurance carriers on a variety of transactions, including mergers & acquisitions, divestitures, and private and public capital raising. Mr. Wawok has been awarded the Chartered Financial Analyst designation. Mr. Wawok is 32 years old.

The above executive officers have certain agreements with the Company as described under “Executive Compensation — Employment and Related Agreements.”

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Executive Compensation Philosophy

Our executive compensation philosophy is to attract, retain and motivate the most talented and dedicated executives possible consistent with achieving outstanding business performance and stockholder value at a reasonable cost. We are guided by the following principles:

•	Compensation should reward performance. Our compensation programs should promote excellence in our executives by adjusting compensation upwards for strong performance and downwards for individual performance that falls short of expectations and/or when the Company performance lags the industry. Even in periods of temporary downturns in Company performance, however, the compensation programs should continue to ensure that successful, high-achieving employees will remain motivated and committed to the Company.

•	Compensation should be based on the level of job responsibility, individual performance, and Company performance. As employees progress to higher levels in the organization, an increasing proportion of their pay should be linked to Company performance and stockholder returns, because the employees are more able to affect our operating results.

•	A strong link should exist between incentive compensation and corporate profitability. A meaningful equity position for executives leads them to manage from an owner’s perspective.

•	A total rewards package should be competitive with other mid-size companies in the insurance industry.

•	A simple program design is easy to communicate and understand and is motivational. Performance-based compensation programs should enable employees to easily understand how their efforts can affect their pay, both directly through individual performance accomplishments and indirectly through contributing to the Company’s achievement of its strategic and operational goals.

In addition to competitive base salaries, we reward our executive officers with both annual cash bonuses linked to the achievement of short-term corporate and individual performance goals and long-term equity incentive awards linked to growth, profitability and stockholder returns. We believe that our compensation packages align the interests of our executive officers with the interests of our stockholders.

In this Compensation Discussion and Analysis, we discuss the compensation packages and 2008 compensation of the following executive officers of the Company (who also represent our named executive officers): Richard H. Smith, our Chief Executive Officer, John A. Marazza, our Executive Vice President, Chief Financial Officer and Corporate Secretary, Terrance A. Fleckenstein, our Chief Claims Officer, and, Jeffrey R. Wawok, our Executive Vice President. Commencing in April 2009, in connection with the reorganization of certain components of the Company’s management structure, Mr. Wawok’s duties with the Company were modified such that Mr. Wawok is no longer a named executive officer of the Company for SEC reporting purposes. Further details relating to the compensation paid to these named executive officers in 2008 and their employment arrangements with the Company can be found in the “Summary Compensation Table” and the supplemental tables that follow it.

Changes in 2008

2008 was our second full year as a public company following the completion of our initial public offering, which occurred in October 2006. All of the compensation awarded in 2008 to the named executive officers was approved by our Compensation Committee and ratified by our Board of Directors. In July 2008, Mr. Fleckenstein was hired as our Chief Claims Officer.

Decision-Making by the Compensation Committee

The Compensation Committee is appointed by the Board, in part, to oversee the programs under which performance is evaluated and compensation is paid or awarded to our executive officers. We used the Hay Group as outside compensation consultants in 2008. Information on the role of the Compensation Committee and our compensation consultant are described in this proxy statement under the section entitled “Compensation Committee.” The Compensation Committee set and approved all compensation awarded to our executive officers. Mr. Smith participated in discussions with the Compensation Committee with respect to the compensation packages of each of our executive officers, but did not participate in the portion of meetings of the Compensation Committee at which his own compensation package was discussed.

Our Process for Setting Executive Compensation Levels

Employment Agreements

Each of our executive officers has a written employment agreement or employment letter that governs the principal terms of his compensation, which is discussed below under “Executive Compensation — Employment and Related Agreements.” We entered into a letter agreement with Mr. Fleckenstein in July 2008.

Corporate Benchmarking

In 2006, in conjunction with our initial public offering, we compared our executive compensation program with a peer group of publicly-traded and privately held insurance companies that, in the aggregate, both we and the

Compensation Committee believed best represented our peers in terms of profitability, stockholder returns, growth, size, focus and competition for executive talent. We believe using a peer group is an appropriate method to understand the executive talent market in which we must compete to attract and retain top-quality talent. The Compensation Committee believes that the data collected in 2006, as adjusted for inflation in 2007, continues to be an adequate representation of the external market. The Company made no adjustment to this data for 2008 given current economic conditions. The historic peer group was selected in connection with our initial public offering and was based on selected companies within our industry and companies that recently completed initial public offerings. The Compensation Committee used this historic peer group as a comparative measure when it adjusted the base salaries of the named executive officers in 2008 and when it set the base salary of Mr. Fleckenstein when he was hired in June 2008.

Our historic peer group consists of the following companies:

Ace Limited	The Midland Company
Alleghany Corporation	National Interstate Corp.
Argonaut Group Inc.	Philadelphia Consolidated Holding Corp.
W. R. Berkley Corporation	PMA Capital Corporation
Chubb Corp.	RLI Corp.
CNA Surety Corporation	SCPIE Holdings Inc.
HCC Insurance Holdings, Inc.	Seabright Insurance Holdings, Inc.
Horace Mann Educators Corporation	Selective Insurance Group Inc.
LandAmerica Financial Group, Inc.	St. Paul Travelers Companies, Inc.
Markel Corporation	Tower Group Inc.
Mercury General Corporation	Zenith National Insurance Corp.

Our compensation consultant (in consultation with management and the Compensation Committee) has re-evaluated the peer group that we had used in prior years. The peer group was adjusted to include more companies of comparable size to our company and consists of the following companies:

Amerisafe Inc.	Navigators Group
Argonaut Group Inc.	National Interstate Corp.
EMC Insurance Group	One Beacon Insurance
CNA Surety Corporation	RLI Corp.
Hallmark Fin Serv.	Seabright Insurance Holdings Inc.
HCC Insurance Holdings, Inc.	United America Indemnity
Horace Mann Educators Corporation	Tower Group Inc.
Markel Corporation	Zenith National Insurance Corp.
Meadowbrook Insurance

This revised peer group will be used as a comparative measure when making compensation decisions in 2009 and beyond. It was not used for compensation decisions related to fiscal 2008, for which we used our historic peer group.

Overall, we structure the elements of our compensation program to be competitive within a range slightly above the 50th percentile of our peer group. However, we strongly believe in engaging the most dedicated and talented executives in critical functions, and this may entail negotiations with individual executives who have significant compensation packages in place with their current employer. The Compensation Committee may determine that it is appropriate to provide compensation outside of the normal range to individuals to address (a) job and position responsibilities, (b) strategic investment in individuals deemed critical to our leadership succession plans, (c) retention of critical talent, (d) outstanding individual performance, (e) prior applicable work experience and (f) internal pay equity. The Compensation Committee does not assign specific weights to these criteria. Therefore, for some executives, some elements of pay may fall outside the 50th percentile range.

Components of Executive Compensation for 2008

Our executive compensation package is comprised of base salary, annual incentive bonus opportunities, long-term incentive compensation and employee benefits and perquisites. In addition, the compensation for our executive officers includes severance and change of control protection. In general, the Compensation Committee intends that overall compensation should reflect the competitive marketplace. At the same time, we recognize that the costs of our compensation program impact our financial performance. Consistent with balancing these objectives, our short-term and long-term incentives are primarily based on improving financial results over the previous year and/or outperforming our peer group so as to provide the executive with meaningful performance based compensation in situations where stockholders receive added value. The other compensation elements allow us to retain executives at a reasonable cost when we do not improve financial performance over the previous year or where we under perform our peer group.

Base Salary

Each of our executive officers has a minimum base salary that is set by his employment agreement or letter. Potential increases to base salaries are reviewed annually by the Compensation Committee, with adjustments made based primarily on the recommendations of the Chief Executive Officer for officers other than himself. In reviewing base salaries, we have historically reviewed competitive market data supplied by our compensation consultant. Using this market data as a guideline, we consider various factors, including the position of the executive officer, the compensation of officers in our peer group, the performance of the executive officer with respect to specific objectives and increases in responsibilities. The specific objectives for each executive officer vary each year in accordance with the scope of the officer’s position, the potential inherent in that position for impacting our operating and financial results and the actual operating and financial contributions produced by the officer in previous years.

Base salary decisions are intended to adequately compensate executive officers for performing their duties and in a manner that maintains internal equitable treatment. Overall, base salary levels for executive officers are targeted, on average, around the 50th percentile for similar positions in our peer group and survey data. For 2008, base salaries for our executive officers were established using our historic peer group. Based upon this analysis, in March 2008, our Compensation Committee resolved to increase Mr. Smith’s 2008 base salary to $800,000 (from $750,000), Mr. Marazza’s 2008 base salary to $375,000 (from $325,000), and Mr. Wawok’s base salary to $250,000 (from $225,000). In setting 2009 base salaries for executive officers, given the current economic environment, the Compensation Committee has determined to maintain the base salaries at their 2008 levels.

2008 Bonuses

In May 2008, we adopted our Management Incentive Plan for 2008 that was implemented under our Performance-Based Annual Incentive Plan, which we refer to as the annual incentive plan. The annual incentive plan is designed to provide annual cash awards that satisfy the conditions for performance-based compensation under Section 162(m) of the Code. Typically, the performance period is a fiscal year. In 2008, the key metrics used to determine whether the target was realized were based upon the growth in premiums produced and our net operating income. We use the operational measure “premiums produced” to identify premiums generated from insurance policies produced through our underwriting platforms on insurance policies that we produce and underwrite on behalf of our insurance subsidiaries and under fronting relationships. Our Company’s relative performance to its peer group is also considered although to a lesser degree. The Compensation Committee’s policy is to set reasonable corporate performance goals that can be achieved with superior performance. Under the Management Incentive Plan, the target bonus amounts may increase in cases where our Company exceeds the performance goals established by the Compensation Committee. Target bonus percentages and target bonus amounts reflect the base target percentages and amounts established by the Compensation Committee in May 2008. Our 2008 plan targets were $43.9 million in net operating income and a 20% growth in premiums produced.

For 2008, the Company achieved $54.5 million in net operating income, which consisted of $31.4 million of net operating income from continuing operations and $23.1 million from discontinued operations. In determining the Management Incentive Bonuses, the Compensation Committee, based upon the recommendation of its consultant, gave full credit to the gain on the sale of ARPCO while excluding any net operating income credit from ARPCO for the last half of 2008. In addition, the Company achieved 16.4% growth in premiums produced, which was 82% of the 20% target, and was in the top five of its peer group for premium growth. This resulted in a performance result at 160% of target. The Compensation Committee then used its discretion to reduce the performance value to a lower multiple of target in recognition of the fact that the sale of ARPCO was a one time event.

In determining the amount of the bonuses awarded under the Management Incentive Plan to our executive officers, the Compensation Committee, in consultation with Mr. Smith (for executive officers other than himself) and its consultant, determined the 2008 bonus amounts based upon an assessment of how each executive officer helped us achieve identified performance goals. The Compensation Committee also used its discretion to adjust the bonus amounts to executive officers to reward more subjective and unquantifiable individual performance that contributes to the success of our Company. The bonus calculation and the final total bonus amounts approved by the Compensation Committee for the named executive officers under the Management Incentive Plan are set forth in the table below:

			2008 Target
	Target Bonus as		Bonus Under		2008
	Percentage of	Minimum/	Management		Total Actual
Name	Base Salary(1)	Maximum Bonus	Incentive Plan(1)		Bonus

Richard H. Smith	100%	$0/$2,250,000	$800,000		$1,250,000
John A. Marazza	75%	0/791,016	281,250		400,000
Jeffrey R. Wawok	50%	0/351,563	125,000		75,000
Terrance A. Fleckenstein	50%	0/155,273	55,208	(3)	100,000	(2)

(1)	Target bonus percentages and target bonus amounts reflect the base target percentages and amounts established by the Compensation Committee in May 2008. They do not reflect increases to the base targets under the Management Incentive Plan for 2008 based on performance by the Company that exceeded the performance goals established by the Compensation Committee.

(2)	Mr. Fleckenstein joined the Company in July 2008 and was guaranteed a $100,000 minimum bonus per his employment letter.

(3)	Mr. Fleckenstein joined the Company in July 2008 and, in accordance with the Management Incentive Plan, his minimum/maximum and target bonus amounts were pro-rated.

Our Chief Executive Officer has discretion over determining the annual bonuses for employees who are not executive officers, and can set those bonuses due to specific facts and circumstances, either relating to the Company itself or to the individual performance of the employee. The Compensation Committee reviews the bonuses for certain employees of the Company who are not executive officers and consults with the Chief Executive Officer in connection with his award of these bonuses.

Long-Term Equity Compensation

We are committed to long-term incentive programs for our executives that promote our long-term growth and encourage employee retention and stock ownership. We believe that our long-term equity compensation program achieves the goal of aligning the executives’ compensation with our long-term growth, and thus aligns the executive’s interests with our stockholder’s interests. Accordingly, we believe that our executive officers should be rewarded with a proprietary interest in the Company for continued long-term performance and this practice helps to attract, motivate and retain qualified and talented executives.

We adopted the First Mercury Financial Corporation Omnibus Incentive Plan of 2006 (the “Omnibus Plan”) in connection with our initial public offering. The Omnibus Plan permits the issuance of long-term incentive awards to our employees and non-employee directors and employees of our subsidiaries to promote the interests of our company and our stockholders. It is designed to promote these interests by providing such employees and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability and financial success of our company. The Omnibus Plan is administered by our Compensation Committee. The aggregate number of shares of our common stock that may be issued under the Omnibus Plan will not exceed 1,500,000

(subject to the adjustment set forth in the Omnibus Plan), however, the Company has submitted for stockholder approval at the Annual Meeting an amendment and restatement of the Omnibus Plan to increase the amount of shares available under the plan to a total of 3,150,000 shares, which is discussed in Proposal 2 below. No participant may receive in any calendar year awards relating to more than 500,000 shares of our common stock. Awards may consist of stock options (incentive stock options or nonqualified stock options), stock appreciation rights, or SARs, restricted stock, restricted stock units, or RSUs, deferred stock units, or DSUs, performance shares, performance cash awards, and other stock or cash awards. The exercise price of any stock option must be equal to or greater than the fair market value of the shares on the date of the grant, unless it is a substitute or assumed stock option, restricted stock, restricted stock unit or deferred stock unit, performance share, performance cash award, stock awards, other stock or cash awards. The term of any award made under this plan cannot be longer than ten years. At December 31, 2008, 1,023,260 shares were subject to outstanding awards and options and 476,740 shares were available under the Omnibus Plan.

We have made and intend to continue to make annual grants of equity to our executive officers under our Omnibus Plan. We do not have any formal policy with respect to allocations between stock options and restricted stock awards although we plan to use a mix of stock options and restricted stock as our primary long-term incentive vehicle. We believe that stock options and restricted stock align employees’ interests with stockholders. With options, the employee realizes no value when the price of the stock remains the same or declines from the price at grant. Restricted shares provide valuable retention features due to their vesting schedule, and also give executives an ownership “stake” in a relatively new public company that they might otherwise only be able to develop over time. The number of stock awards awarded to an executive officer is based on the individual’s level in the organization, competitive practices, individual performance and internal pay equity. The Compensation Committee does not assign specific weights to these criteria. Targeted long-term incentive positions for executive officers were established after reviewing an external market competitiveness analysis conducted by an independent consultant. If stock options are awarded, the exercise price of the option may not be less than 100% of the fair market value of our common stock on the option grant date. While historically a greater percentage of our long-term equity compensation was in the form of stock options, for 2008 and in the future, we have decided to provide a more even balance between options grants and stock awards.

In March 2008, as compensation for their services in 2007, the Compensation Committee granted Messrs. Marazza and Wawok options to purchase 40,000 and 50,000 shares of common stock, respectively, and granted Mr. Marazza 10,000 shares of restricted stock. The per share exercise price for the options was the closing market price of our common stock on the New York Stock Exchange on the date of grant. These options vest in equal amounts over the first three anniversaries of the option grant and have a ten year term. In August 2008, as compensation for services in 2008, the Compensation Committee granted Mr. Fleckenstein 10,000 shares of restricted stock under the Omnibus Plan.

In March 2009, for their services to our Company in 2008, the Compensation Committee granted to Messrs. Fleckenstein and Wawok options to purchase 7,500 and 10,000 shares of common stock, respectively, under our Omnibus Plan. The per share exercise price for the options was the closing market price of our common stock on the New York Stock Exchange on the date of grant. These options vest in equal amounts over the first three anniversaries of the option grant and have a ten year term. Also in March 2009, for their services to our Company in 2008, the Compensation Committee awarded Messrs. Marazza and Fleckenstein 22,500 and 7,500 shares of restricted stock, respectively, which will vest in equal amounts over the first three anniversaries of the grant date of the awards. The equity award levels were determined based upon peer market data and vary among the executive officers based upon their positions with the Company.

Employee Benefits and Perquisites

We offer our executive officers standard employee benefits, including the ability to participate in our group life, health, dental, vision and disability insurance and in our 401(k) Plan. We match contributions made by our executive officers to our 401(k) Plan by up to 40% per year, consistent with the matching contribution for all participants of the plan. In order to attract and retain executive officers, the Committee has also approved arrangements providing executive officers with certain perquisites, such as providing housing and relocation benefits and use of the Company-leased automobile and gas allowance (for which they are reimbursed maintenance costs and are provided insurance). A listing of the total costs incurred for perquisites on behalf of named executive officers is set forth in the “All Other Compensation” table below.

Deferred Compensation

Prior to our initial public offering, in August 2006, our Board of Directors approved the First Mercury Financial Corporation Non-Qualified Deferred Compensation Plan, which is designed to provide a select group of highly compensated employees, and non-employee directors, the benefits of a non-qualified, unfunded plan of deferred compensation subject to Section 201(2) of ERISA and the provisions of Section 409A of the Internal Revenue Code. Under the plan, executive officers will be entitled to make an irrevocable election to defer receipt of up to 75% of base salary and up to 100% of any bonus. We also may make discretionary contributions to participants’ deferred accounts. The purpose of the plan is to provide a tax-deferred retirement savings alternative for amounts exceeding the Internal Revenue Code limitations on qualified programs. This plan is not currently implemented by the Company.

In 2007, we introduced our Supplemental Executive Retirement Plan (the “SERP”), pursuant to which we can make cash contributions on behalf of our named executive officers as a long-term retention incentive. The SERP also permits our named executive officers to defer the receipt of income that would otherwise be payable in the calendar year. The contributions made under the SERP do not begin to vest until seven years after the contribution is made with full vesting occurring ten years after the contribution date, subject to earlier vesting in the event of death, disability, or attaining age sixty while employed by our Company. Mr. Smith is the only named executive officer that currently participates in the SERP. As discussed below under “Compensation of our Chief Executive Officer,” in March 2008, the Compensation Committee authorized the contribution of $1,000,000 to the SERP as Mr. Smith’s 2007 long-term incentive compensation. In March 2009, the Compensation Committee authorized the contribution of $1,250,000 to the SERP as Mr. Smith’s 2008 long-term incentive compensation. In the case of Mr. Smith, contributions to the SERP will vest in two years, when he reaches age sixty. Amounts contributed to the SERP will not be distributed until Mr. Smith’s separation from service with the Company.

In March 2009, the Compensation Committee authorized the payment of $125,000 of Mr. Marazza’s compensation for 2008 through a nonqualified deferred compensation arrangement pursuant to the terms of an incentive compensation agreement between the Company and Mr. Marazza. Under the terms of this incentive compensation agreement, the deferred compensation award vests in three equal installments on the first three anniversaries of the award, subject to earlier vesting upon termination of Mr. Marazza’s employment (other than by the Company for cause) or a change of control of the Company. Mr. Marazza is entitled to receive payment of the vested portion of the award upon his termination of employment or a change of control of the Company.

Compensation of our Chief Executive Officer

In March 2008 and 2009, the Compensation Committee approved 2008 compensation amounts for Mr. Smith, our Chief Executive Officer. For 2008, the Compensation Committee approved a base salary for Mr. Smith of $800,000, a target bonus of 100% of his base salary under the 2008 Management Incentive Plan, and long-term incentive compensation target of 100% of his base salary. Given the performance of the Company in 2008, the Compensation Committee decided to award Mr. Smith a total annual incentive bonus in the amount of $1,250,000 and a long term incentive bonus in the amount of $1,250,000. Since Mr. Smith already has a significant interest in our common stock, the Compensation Committee concluded that providing Mr. Smith’s long-term incentive compensation in the form of stock options or other equity awards would not achieve our goal in awarding long-term equity compensation (that is, the further alignment of the executive’s compensation with our goals of long-term growth and of motivating the executive to remain at the Company). Consequently, in March 2009, the Compensation Committee determined Mr. Smith’s 2008 long-term incentive compensation would be a $1,250,000 contribution to the SERP. The Compensation Committee believes that the SERP contribution will provide Mr. Smith with a more meaningful long-term retention incentive than would additional equity in the Company given Mr. Smith’s significant ownership of our common stock. Mr. Smith also continued to be entitled to customary benefits pursuant to his employment agreement, which is discussed below under “Executive Compensation — Employment and Related Agreements.”

Termination and Change in Control Payments

The employment agreements for (or letter agreements with) our executive officers contain customary non-compete, non-solicit, non-disparagement and confidentiality covenants that restrict these executives during the terms of their employment and for certain periods after their termination equal to the terms of their severance arrangements. The agreements also obligate us to pay our executive officers severance in connection with a change in control and certain terminations. See “Potential Payments Upon Termination of Employment” below for additional details. The change in control arrangements are designed to retain executives and provide continuity of management in the event of an actual or threatened change in control.

Stock Ownership Guidelines

Although we have no formal guidelines on stock ownership by our executive officers, in order to link the interests of management and stockholders, executive officers are encouraged to use shares obtained on the exercise of their stock options and receipt of restricted shares, after satisfying the cost of acquisition and taxes, to maintain or to establish a significant level of direct stock ownership.

Securities Trading Policy

Members of the Board of Directors, executives and other employees may not engage in any transaction in which they may profit from short-term speculative swings in the value of our securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions. In addition, this policy is designed to ensure compliance with all insider trading rules.

Internal Revenue Code Section 162(m)

Favorable accounting and tax treatment of the various elements of our compensation program is an important consideration in their design, but it is not the sole consideration. Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to our named executive officers to $1,000,000 annually, unless the compensation qualifies as “performance based compensation” or is otherwise exempt under Section 162(m). To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. We believe that Section 162(m) will not prevent us from receiving a tax deduction in 2008 for the compensation paid to our named executive officers because, under a transition rule for new public companies, the deduction limits under Section 162(m) do not apply to any compensation paid pursuant to a compensation plan or agreement that existed during the period in which the corporation was not publicly held, to the extent that the prospectus accompanying the initial public offering disclosed information concerning those plans or agreements that satisfied all applicable securities laws then in effect. The Company believes that it can rely on this transition rule until the Company’s 2010 annual meeting of stockholders. In addition, at the Annual Meeting, the Company is proposing that the stockholders approve the Omnibus Plan so that benefits awarded under the Omnibus Plan qualify as performance based compensation for purposes of Section 162(m). While we consider the potential impact of Section 162(m) on our compensation decisions, we may approve compensation for an executive officer that does not meet the deductibility requirements of Section 162(m) in the future in order to maintain competitive compensation packages and attract talented leaders.

Compensation Committee Report

The Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement on Schedule 14A.

Respectfully Submitted,
Steven A. Shapiro, Chair
Thomas B. Kearney, Member
William C. Tyler, Member

The Report of Compensation Committee Report and related disclosure shall be deemed incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, but shall not be otherwise incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

Messrs. Shapiro, Kearney and Tyler served on the Compensation Committee in 2008. None of the Compensation Committee members:

•	has ever been an officer or employee of the Company;

•	is or was a participant in a “related person” transaction in 2008; or

•	is an executive officer of another entity, at which one of our executive officers serves on the board of directors.

Executive Compensation Tables

The following table sets forth aggregate amounts of compensation paid or accrued by us for the years ended December 31, 2008, 2007 and 2006 for services rendered to us by our named executive officers.

Summary Compensation Table

						Option	Non-Equity	All Other
					Stock	Awards	Incentive Plan	Compensation
Name and Principal Position	Year	Salary		Bonus(1)	Awards(2)	(2)	Compensation(1)	(3)	Total

Richard H. Smith	2008	$791,667		$—	$—	$325,741	$1,250,000	$1,261,162	$3,628,570
President & Chief	2007	750,000		—	—	299,989	1,250,000	1,015,574	3,315,563
Executive Officer	2006	550,000	(4)	750,000	—	28,488	—	1,263,184	2,591,672
John A. Marazza(5)	2008	366,667		—	40,669	287,019	400,000	152,144	1,246,499
Executive Vice President	2007	325,000		—	234,000	205,409	400,000	52,730	1,217,139
Chief Financial Officer	2006	162,744		300,000	234,000	14,244	—	36,043	747,031
Jeffrey R. Wawok(6)	2008	245,833		—	—	263,681	75,000	12,086	596,600
Executive Vice President	2007	225,000		—	—	175,079	125,000	61,444	586,523
	2006	215,729		250,000	—	120,319	—	6,104	592,152
Terrance A. Fleckenstein(7)	2008	121,458		—	16,482	—	100,000	15,559	253,499
Chief Claims Officer

(1)	Bonus awards for 2006 were not made pursuant to the annual incentive plan. Bonus awards for 2007 and 2008 were made pursuant to the Management Incentive Plan for the applicable period as discussed above in “Compensation Discussion and Analysis” and were paid in March 2008 and 2009, respectively.

(2)	See the table “Outstanding Equity Awards at 2008 Fiscal Year End” for information on these stock and option awards. A discussion of the assumptions used in calculating these values may be found in Note 13 to our 2008 audited consolidated financial statements on pages 102 to 105 of our 2008 annual report on Form 10-K. In addition, in March 2009, the Compensation Committee approved grants of stock options to Messrs. Fleckenstein and Wawok and grants of restricted stock to Messrs. Marazza and Fleckenstein. These grants are not reflected in the table above, but are described in “Compensation Discussion and Analysis — Long Term Incentive Compensation”.

(3)	All Other Compensation is as follows:

						Group-Term
		Company				Life
		401(K)				Insurance
		Matching	Car	Travel		Premium
Name	Year	Contribution	Allowance	and Housing		Payment	Other Items		Total

Richard H. Smith	2008	$8,200	$2,188	$—		$774	$1,250,000	(a)	$1,261,162
	2007	8,200	6,600	—		774	1,000,000	(a)	1,015,574
	2006	8,000	4,410	—		774	1,250,000	(b)	1,263,184
John A. Marazza	2008	6,200	2,320	18,354	(c)	270	125,000	(d)	152,144
	2007	6,200	4,980	41,280	(c)	270	—		52,730
	2006	6,000	1,420	28,500	(c)	123	—		36,043
Jeffrey R. Wawok	2008	6,200	5,742	—		144	—		12,086
	2007	6,200	3,250	51,850	(e)	144	—		61,444
	2006	6,000	—	—		104	—		6,104
Terrance A. Fleckenstein	2008	—	—	15,435		124	—		15,559

(3a)	Consists of the Company contribution to the SERP made in March 2008 and 2009 as long-term incentive compensation for 2007 and 2008. Contributions made under the SERP on Mr. Smith’s behalf will vest in two years upon his attaining age 60, subject to earlier vesting in the event of death, disability or a change in control. Amounts contributed to the SERP will not be distributed unless vested and until Mr. Smith’s separation from service with the Company.

(3b)	In June 2006, the Company forgave a loan to Mr. Smith in the amount of $750,000. The amount also includes $500,000, representing the Company’s contribution to the SERP made in 2007 for services performed in 2006.

(3c)	In connection with joining the Company, Mr. Marazza received $4,000 per month from July 2006 through June 2007 to cover temporary housing and related expenses. Additionally, Mr. Marazza was reimbursed commuting expenses in the amount of $4,500, $17,280, and $18,354 for 2006, 2007 and 2008, respectively.

(3d)	Consists of a deferred compensation arrangement made in March 2009 as long-term incentive compensation for 2008. Contributions will vest in three equal installments on the first three anniversaries of the award, subject to earlier vesting upon a change of control or upon termination of Mr. Marazza’s employment with the Company other than for cause. Mr. Marazza is entitled to receive payment of the vested portion of the award upon his termination of employment or a change of control of the Company.

(3e)	Mr. Wawok received $51,850 related to moving expenses in 2007.

(4)	Includes $200,000 allocated to a covenant not to compete.

(5)	Mr. Marazza joined the Company in July 2006. Mr. Marazza received a $50,000 bonus upon the initiation of his employment.

(6)	Mr. Wawok joined the Company in January 2006.

(7)	Mr. Fleckenstein joined the Company in July 2008. Pursuant to his employment letter, Mr. Fleckenstein received an annual base salary of $265,000, 10,000 shares of restricted stock and a minimum guaranteed bonus of $100,000.

Grants of Plan-Based Awards in 2008

		Future Payouts Under Non-Equity
		Incentive Plan Awards(1)
					All Other Stock	All Other Option	Exercise or Base	Grant Date Fair
					Awards:	Awards: Number of	Price of Option	Value of Stock
	Grant				Number of	Securities Underlying	Awards	and Option
Name	Date	Threshold	Target	Maximum	Shares(2)	Options(2)	($/Share)	Awards

Richard H. Smith	3/6/2008	$—	$800,000	$2,250,000	—	—	$—	$—
John A. Marazza	3/6/2008	—	281,250	791,016	10,000	40,000	14.93	354,688
Jeffrey R. Wawok	3/6/2008	—	125,000	351,563	—	50,000	14.93	256,735
Terrance A. Fleckenstein	8/27/2008	—	55,208	155,273	10,000	—	—	143,700

(1)	Awards under the Management Incentive Plan for 2008 have been determined as described in the Summary Compensation Table above.

(2)	These stock awards and options were awarded under our Omnibus Plan and vest in equal amounts on the first three anniversaries of the grant date.

Outstanding Equity Awards at 2008 Fiscal Year End

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities				Market
	Underlying	Underlying			Number of	Value of
	Unexercised	Unexercised			Shares of	Shares of
	Options	Options	Option	Option	Stock That	Stock That
	(#)	(#)	Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable	Price	Date	Vested	Vested

Richard H. Smith	52,540	—	$1.51	7/14/2013	—	$—
	48,840	—	1.62	7/14/2013
	45,880	—	1.73	7/14/2013
	40,700	—	1.95	7/14/2013
John A. Marazza	33,000	17,000 (1)	17.00	10/16/2013	10,000 (2)	142,600
	18,334	36,666 (3)	20.75	3/8/2017
	—	40,000 (4)	14.93	3/6/2018
Jeffrey R. Wawok	76,312	—	6.49	3/20/2016	—	—
	33,000	17,000 (1)	17.00	10/16/2013
	13,334	26,666 (5)	20.75	3/8/2017
	—	50,000 (6)	14.93	3/6/2018
Terrance A. Fleckenstein	—	—	—	—	10,000 (7)	142,600

(1)	These options have a seven year term and vest as follows: 33% on October 16, 2007, 33% on October 16, 2008, and 34% on October 16, 2009.

(2)	This restricted stock award vests as follows: 3,334 on March 6, 2009, 3,333 on March 6, 2010 and 3,333 on March 6, 2011.

(3)	These options have a ten year term and vest as follows: 18,334 on March 8, 2008, 18,333 on March 8, 2009, and 18,333 on March 8, 2010.

(4)	These options have a ten year term and vest as follows: 13,334 on March 6, 2009, 13,333 on March 6, 2010, and 13,333 on March 6, 2011.

(5)	These options have a ten year term and vest as follows: 13,334 on March 8, 2008, 13,333 on March 8, 2009, and 13,333 on March 8, 2010.

(6)	These options have a ten year term and vest as follows: 16,667 on March 6, 2009, 16,667 on March 6, 2010, and 16,666 on March 6, 2011.

(7)	This restricted stock award vests as follows: 3,334 on August 27, 2009, 3,333 on August 27, 2010 and 3,333 on August 27, 2011.

Option Exercises and Stock Vested in 2008

	Option Awards			Stock Awards
	Number of Shares			Number of Shares
	Acquired on Exercise	Value Realized		Acquired on Vesting	Value Realized
Name	(#)	on Exercise		(#)	on Vesting

Richard H. Smith	289,062	$3,077,886	(1)	—	$—
John A. Marazza	—	—		—	—
Jeffrey R. Wawok	—	—		—	—
Terrance A. Fleckenstein	—	—		—	—

(1)	Amount reflects the closing price of our common stock on the New York Stock Exchange on the date the option was exercised.

Nonqualified Deferred Compensation

The table below sets forth, for each of our named executive officers, information regarding his participation in our Supplemental Executive Retirement Plan during 2008.

Aggregate
		Registrant		Aggregate	Aggregate	Balance at
	Executive Contributions	Contributions in		Earnings	Withdrawls/	2008 Year-
Name	in 2008	2008		in 2008	Distributions	End

Richard H. Smith	$—	$1,000,000	(1)	$(249,811)	$—	$1,238,441	(2)
John A. Marazza(3)	—	—		—	—	—
Jeffrey R. Wawok	—	—		—	—	—
Terrance A. Fleckenstein	—	—		—	—	—

(1)	Reflects the 2008 Company contribution to the SERP for performance in 2007. Does not reflect Company contribution to the SERP in 2009 for performance in 2008, which is described in the “Summary Compensation Table” above. Amounts contributed to the SERP for Mr. Smith will vest in two years when he reaches age sixty, subject to earlier vesting in the event of death, disability or upon a change in control. Amounts contributed to the SERP would not be distributed unless vested and until Mr. Smith’s separation from service with the Company.

(2)	The aggregate balance of Mr. Smith’s nonqualified deferred compensation at 2007 year end was $488,252.

(3)	Does not reflect Company contribution pursuant to a deferred compensation arrangement made in March 2009 for performance in 2008, which is described in the “Summary Compensation Table” above. Amounts contributed pursuant to this arrangement for Mr. Marazza will vest over three years, subject to earlier vesting in the event of a change in control or upon termination of Mr. Marazza’s employment with the Company other than for cause. Amounts contributed under this arrangement will not be distributed unless vested and until Mr. Marazza’s separation from service with the Company.

Equity Compensation Plan Information

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to	Weighted-Average	Equity Compensation
	be Issued Upon Exercise of	Exercise Price of	Plans (Excluding Securities
	Outstanding Options	Outstanding Options	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	1,363,238	$13.15	476,740
Equity compensation plans not approved by security holders	—	—	—

Total	1,363,238	$13.15	476,740

(1)	A brief description of the equity compensation plans may be found in Note 13 to our 2008 audited consolidated financial statements on pages 102 to 105 of our 2008 annual report on Form 10-K.

Employment and Related Agreements

Agreement with Mr. Smith

On August 21, 2007, we entered into an employment agreement (the “Agreement”) with Mr. Smith. The Agreement became effective as of August 1, 2007 and continues for a period of five years with automatic renewal for successive twelve month periods. Under the Agreement, Mr. Smith serves as our Chairman, President and Chief Executive Officer and performs such duties as are traditionally associated with such positions. The Agreement provides for Mr. Smith to receive an annual base salary of $750,000, subject to review at least annually by the Compensation Committee. Mr. Smith is also eligible to (i) participate in our Performance Based Annual Incentive Plan (or other short term incentive plan), (ii) receive awards under our Omnibus Incentive Plan of 2006 and (iii) participate in the SERP.

In addition to termination in the event of death or disability, Mr. Smith’s employment may be terminated by us for cause, by Mr. Smith for good reason or by us without cause or by Mr. Smith without good reason. In the event of termination by us without cause or by Mr. Smith for good reason, Mr. Smith will be entitled to (i) payment of any accrued base salary, accrued vacation and a pro rata bonus in a lump sum within ninety (90) days of the date of termination, (ii) benefits in accordance with the terms of the applicable employee benefit plans through the date of termination and (iii) his rights with respect to any equity awards as determined under the terms of the plan and any grant agreement under which such awards were granted and his rights with respect to our Supplemental Executive Retirement Plan as determined in accordance with the terms of such plan. In addition to the foregoing benefits, if Mr. Smith executes a release of claims against us in connection with a termination by us without cause or by Mr. Smith for good reason, Mr. Smith will be entitled to receive (1) an amount equal to the sum of (x) thirty (30) months of base salary plus (y) an amount equal to the sum of the actual annual incentive bonuses paid to Mr. Smith in the two fiscal years immediately preceding the fiscal year in which the termination occurs multiplied by 1.25 (the sum of (x) and (y) being the “Separation Amount”), and (2) in the event Mr. Smith makes a timely election of COBRA continuation coverage, we shall either pay directly or reimburse Mr. Smith for all related COBRA premiums due with respect to such continuation coverage for the lesser of the term of such coverage or thirty (30) months. In the event that we elect to terminate Mr. Smith’s employment without cause or Mr. Smith elects to terminate his employment for good reason and the date of termination occurs within a certain period prior to or following the effective date of a change in control event (as defined in the Agreement), any and all equity awards which are not vested on the termination date shall be deemed to have vested on the termination date and the Separation Amount shall be paid in a lump sum promptly following the later of the termination date or the effective date of the change in control event. Mr. Smith is subject to perpetual obligations of confidentiality under the Agreement as well as to customary non-competition and non-solicitation covenants which continue for a period of twenty-four (24) months following termination of employment.

Agreement with Mr. Marazza

In July 2006, we entered into a letter agreement with Mr. Marazza under which Mr. Marazza serves as our Executive Vice President, Chief Financial Officer and Corporate Secretary. Under the letter agreement, Mr. Marazza’s minimum annual base salary is $325,000 and his cash bonus target is 50% of his base salary. Mr. Marazza is to receive an annual long term incentive plan target award of $250,000 to $300,000 as determined by the Compensation Committee. Mr. Marazza’s employment may be terminated by us with or without cause or by Mr. Marazza for good reason, which includes a reduction in base salary, title or job responsibilities, disability or the failure of Mr. Smith to continue serving as our Chief Executive Officer. In the event of Mr. Marazza’s termination by us without cause or by him for good reason, Mr. Marazza is entitled to severance benefits equal to twice his base salary; his target bonus for the immediately prior year; if unpaid, and the year in which the termination occurred; vesting of all equity incentive awards; and customary employee benefits for 12 months. In the event of a change in control of the Company, Mr. Marazza will receive such severance benefits for (a) 18 months if the change of control occurs between July 1, 2008 and June 30, 2009; or (b) 12 months if the change of control occurs on or after July 1, 2009. Mr. Marazza is subject to a non-competition and non-solicitation covenant which lasts for the duration of his severance payments.

Agreement with Mr. Wawok

In March 2006, we entered into a letter agreement with Mr. Wawok pursuant to which Mr. Wawok serves as our Executive Vice President. Mr. Wawok is entitled to severance benefits equal to 24 months of his base salary if his employment is terminated by us for any reason (including upon a change of control) other than for cause.

Agreement with Mr. Fleckenstein

In June 2008, we entered into a letter agreement with Mr. Fleckenstein under which Mr. Fleckenstein serves as our Chief Claims Officer. Under the letter agreement, Mr. Fleckenstein’s annual base salary is $265,000 and his cash bonus target is 50% of his base salary. Mr. Fleckenstein’s annual long term incentive plan target award is 35% of his base salary. Mr. Fleckenstein is subject to a non-competition and non-solicitation covenant which lasts for a period of one year following his termination for any reason.

Potential Payments Upon Termination

The tables below reflect the amount of compensation to each of the named executive officers in the event of termination of his employment with the Company. The amount of compensation payable to each named executive officer upon termination without cause, termination for good reason, voluntary termination, involuntary termination for cause or in the event of disability, death or retirement of the person is shown below. The amounts shown assume that such termination was effective as of December 31, 2008, and thus includes amounts earned through such time and are estimates of the amounts which would be paid upon termination. The actual amounts to be paid out can only be determined at the time of termination. Payments due upon a change of control are discussed above under “Employment and Related Agreements.”

			Equity
	Cash Severance		Value of
		Non-Equity	Accelerated
		Incentive	Unvested	Benefit
	Base Salary	Compensation	Equity(1)(4)	Continuation		Total

Richard H. Smith(2)
• without cause	$2,000,000	$2,500,000	$—	$38,717	(3)	$4,538,717
• for good reason	2,000,000	2,500,000	—	38,717	(3)	4,538,717
• voluntary	—	—	—	—		—
• for cause	—	—	—	—		—
• disability	—	1,280,000	—	—		1,280,000
• retirement	—	—	—	—		—
• death	—	1,280,000	—	—		1,280,000
John A. Marazza
• without cause	750,000	281,250	142,600	6,439		1,180,289
• for good reason	750,000	281,250	142,600	6,439		1,180,289
• voluntary	—	—	—	—		—
• for cause	—	—	—	—		—
• disability	750,000	281,250	142,600	6,439		1,180,289
• retirement	—	—	—	—		—
• death	—	—	142,600	—		142,600

Equity
	Cash Severance		Value of
		Non-Equity	Accelerated
		Incentive	Unvested	Benefit
	Base Salary	Compensation	Equity(1)(4)	Continuation	Total

Jeffrey R. Wawok
• without cause	500,000	—	—	—	500,000
• for good reason	—	—	—	—	—
• voluntary	—	—	—	—	—
• for cause	—	—	—	—	—
• disability	—	—	—	—	—
• retirement	—	—	—	—	—
• death	—	—	—	—	—
Terrance A. Fleckenstein
• without cause	—	—	—	—	—
• for good reason	—	—	—	—	—
• voluntary	—	—	—	—	—
• for cause	—	—	—	—	—
• disability	—	—	142,600	—	142,600
• retirement	—	—	—	—	—
• death	—	—	142,600	—	142,600

(1)	All of the payments made in respect of the equity grants referred to above contain the following provisions:

•	Death or Total Disability: All option shares vest as of the date of death or total disability and may be exercised in the case of grants issued under (a) the 1998 Stock Option Plan (the “1998 Plan”), for a period of ninety days thereafter or (b) the Omnibus Plan, for a period of six months thereafter.

•	Voluntary Termination: Unvested option shares terminate upon voluntary termination. Vested option shares may be exercised for a period thereafter of (a) thirty days under the 1998 Plan and (b) ninety days under the Omnibus Plan.

•	Retirement: For grants under the 1998 Plan, if an optionee has attained age 55 or older and has completed at least eight years of service, the optionee may exercise, to the extent vested at the time of termination, options for a period of ninety days after the termination. For grants under the Omnibus Plan, if an optionee has attained age 55 or older and has completed ten years of service, then the option shares continue to vest upon the given vesting schedule and may be exercised until their expiration.

•	Involuntary Termination with Severance: If an optionee is terminated by us without cause or leaves for good reason, all options of such optionee are exercisable for a period of ninety days after such termination, and then terminate and are forfeited after such period. Under the 1998 Plan, the options do not continue to vest during the ninety day period, and under the Omnibus Plan, the options do continue to vest during such ninety day period.

•	For Cause Termination: If an optionee is terminated for cause, all vested and unvested options are forfeited on the date of termination and may not be exercised.

•	Change of Control: Upon a change of control, under the Omnibus Plan, all options fully-vest. All options granted under the 1998 Plan have fully-vested.

(2)	For purposes of Mr. Smith’s (“Executive”) employment agreement, “Cause” and “Good Reason” are defined as follows:

i.	“Cause” means a termination of Executive’s employment by formal action of the Board, for any of the following reasons:

a.	embezzlement, fraud or any other illegal or unethical act or omission in connection with the performance of Executive as an employee of Company that demonstrably and materially injures or reasonably could demonstrably and materially injure Company or any affiliate or that the Board determines does demonstrably and materially impairs Executive’s ability to satisfactorily perform his duties under his employment agreement;

b.	conviction of (or plea of nolo contendere to) any (A) felony or (B) other crime involving moral turpitude or any other conviction (or plea of nolo contendere) that demonstrably and materially impairs or reasonably could demonstrably and materially impair Executive’s ability to satisfactorily perform his duties under his employment agreement;

c.	any willful and demonstrably material breach by Executive of the terms of his employment agreement or any other willful act or omission that demonstrably and materially injures or reasonably could be expected to demonstrably and materially injure the Company or any affiliate or that demonstrably and materially impairs or reasonably could demonstrably and materially impair Executive’s ability to satisfactorily perform his duties under his employment agreement;

d.	improper, willful and material disclosure or use of the Company’s or any affiliate’s proprietary information or other willful material breach of Executive’s fiduciary obligation to the Company or any affiliate of Company; or

e.	Executive’s willful failure or refusal to follow the lawful and good faith directions of the Board.

ii.	“Good Reason” means any of the following conditions (not consented to in advance by Executive in writing or ratified subsequently by Executive in writing), but only if Executive provides the Company with written notice of such condition within ninety (90) days of the initial existence of such condition and only if such condition remain(s) in effect thirty (30) days after written notice to the Board from Executive of his intention to terminate his employment for Good Reason:

a.	A material diminution in Executive’s base compensation; or

b.	Any action or inaction which constitutes a material breach by the Company of this employment agreement with respect to any of its obligations to Executive under his employment agreement; or

c.	Any material diminution in Executive’s authority, duties or responsibilities as measured against Executive’s authority, duties or responsibilities immediately prior to such change; or

d.	Requiring Executive to report other than to the Board or its Chair; or

e.	Following a change in control event, any material change in the geographic location at which Executive is normally required to perform his duties and responsibilities under his employment agreement.

(3)	Benefit continuation amounts reflect continuation of existing benefits for thirty months and do not reflect any potential increases in the cost of such benefits over the thirty month period.

(4)	All unvested stock options had no intrinsic value at December 31, 2008 due to the market price of stock being less than the exercise price.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents the beneficial ownership of our common stock as of March 19, 2009, except as noted, for (i) each person beneficially owning more than 5% of the outstanding shares of our common stock, (ii) each director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table and (iv) all of our directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder possesses sole voting and investment power with respect to its, his or her shares. Except as expressly indicated, the address of all persons listed below is c/o First Mercury Financial Corporation, 29110 Inkster Road, Suite 100, Southfield, Michigan 48034.

	Beneficial Ownership
Name	Number		Percent(1)

Fred Alger Management, Inc.	2,537,233	(2)	14.2	%(14)
Jerome M. Shaw	2,004,559	(3)	11.2	%(14)
TCW Group, Inc.	1,898,057	(4)	10.6	%(14)
Champlain Investment Partners, LLC	1,225,913	(5)	6.8	%(14)
Richard H. Smith	1,168,888	(6)	6.5	%(14)
FMR LLC	1,143,509	(7)	6.4	%(14)
California State Teachers Retirement System	962,610	(8)	5.4	%(14)
Wells Fargo & Company	926,920	(9)	5.2	%(14)
Investment Counselors of Maryland, LLC	924,300	(10)	5.2	%(14)
John A. Marazza	193,601	(11)	1.1%
Jeffrey R. Wawok	167,646	(12)	*
Terrance A. Fleckenstein	17,500	(13)	*
Thomas B. Kearney	23,922		*
Louis J. Manetti	3,930		*
Robert A. Oakley	3,732		*
Hollis W. Rademacher	8,622		*
Steven A. Shapiro	44,103		*
William C. Tyler	7,622		*
All directors and executive officers as a group (11 persons)	3,644,125		19.9%

(1)	Represents the percent of ownership of total outstanding shares of capital stock (the * indicates that the amount of ownership is less than 1% of outstanding capital stock).

(2)	The address of this stockholder is 111 Fifth Avenue, New York, NY 10003.

(3)	Includes 2,000,937 shares held by The Jerome M. Shaw Revocable Trust, which is controlled by Mr. Shaw.

(4)	The address of this stockholder is 865 South Figueroa Street, Los Angeles, CA 90017.

(5)	The address of this stockholder is 346 Shelburne Road, 6th Floor, Burlington, VT 05401.

(6)	Includes options to purchase 187,960 shares of common stock which are exercisable currently or within 60 days of March 19, 2008.

(7)	The address of this stockholder is 82 Devonshire Street, Boston, MA 02109.

(8)	The address of this stockholder is 7667 Folsom Boulevard, Suite 250 MS04, Sacramento, CA 95826.

(9)	The address of this stockholder is 420 Montgomery Street, San Francisco, CA 94163.

(10)	The address of this stockholder is 803 Cathedral Street, Baltimore, MD 21201.

(11)	Includes 29,166 shares of unvested restricted stock and options to purchase 83,001 shares that are currently exercisable or exercisable within 60 days of March 19, 2008.

(12)	Includes options to purchase 152,646 shares that are currently exercisable or exercisable within 60 days of March 19, 2008.

(13)	Includes 17,500 shares of unvested restricted stock.

(14)	Beneficial ownership information for this stockholder is as of December 31, 2008.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more that 10% of the Company’s capital stock, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, and written representations from certain reporting persons, the Company believes that all of its executive officers and directors complied with all Section 16(a) filing requirements applicable to them during the year ended December 31, 2008.

CERTAIN TRANSACTIONS

Since the completion of our initial public offering, our practice has been to refer any proposed related person transaction to the Nominating and Corporate Governance Committee for consideration and approval and it is then discussed by the full Board of Directors. Our Code of Business Conduct and Ethics sets forth standards applicable to all directors and officers that prohibit the giving or accepting of personal benefits that could result in a conflict of interest. Any waiver of this Code for a director or an officer may only be granted by the Board of Directors. We may in the future adopt a separate related person transactions policy. The following transactions were entered into prior to our initial public offering and were not approved by the Nominating and Corporate Governance Committee.

Registration Rights Agreement with Mr. Shaw

Under our amended and restated registration rights agreement that we entered into in October 2006, Mr. Shaw has the right to request that we register for public sale, on two occasions, shares of common stock having an aggregate value of at least $10,000,000. In addition, Mr. Shaw has “piggyback” registration rights which allow him to participate in any registered offerings of our common stock by the Company for our own account or for the account of others (except non-underwritten registrations initiated by the other party).

Other Agreements with Mr. Shaw

In 2006, the Company entered into a consulting agreement with Mr. Shaw in pursuant to which Mr. Shaw was entitled to a consulting fee in the amount of $1,000,000 per year for each of 2007, 2008 and 2009 and to certain other Company provided benefits. In 2008, the Company, with Board approval, terminated this agreement and paid Mr. Shaw $1,303,763 in connection with such termination. Under a non-competition and confidentiality agreement with us, Mr. Shaw is subject to non-competition and non-solicitation covenants which will expire in June 2011. Mr. Shaw is also subject to perpetual non-disparagement and confidentiality covenants under the agreement. We entered into another non-competition and confidentiality agreement with Mr. Shaw containing covenants substantially similar to Mr. Shaw’s non-competition and confidentiality agreement described above. The covenants under this agreement will expire on the date that is the later of (i) August 2012 and (ii) the date on which Mr. Shaw owns less than 5% of our fully diluted common stock.

PROPOSAL 2
AMENDMENT AND RESTATEMENT OF THE FIRST MERCURY FINANCIAL CORPORATION
OMNIBUS INCENTIVE PLAN OF 2006

The Board of Directors of the Company approved an amendment and restatement of the First Mercury Financial Corporation Omnibus Incentive Plan of 2006 (the “Omnibus Plan”) to increase the number of shares of Common Stock available for issuance under the Omnibus Plan by 1,650,000 shares (the “Additional Shares”) to a total of 3,150,000 (the “Amendment”). The Amendment also eliminates the ability to add back as available under the Omnibus Plan any shares exchanged by an optionee as full or partial payment of the exercise price or any Stock retained by the Company to comply with applicable income tax withholding requirements. In addition, the Amendment provides that, for awards granted from and after the effective date of the Amendment, no more than 1,000,000 shares of Common Stock, in the aggregate, may be delivered for Awards other than Stock Options or SARs. The Amendment is subject to stockholder approval and will become effective upon approval of the stockholders. As of March 31, 2009, options to purchase 1,129,688 shares of Common Stock were outstanding and 181,272 shares of restricted stock have been awarded under the Omnibus Plan. An aggregate of 185,740 shares were available for future grant under the Omnibus Plan as of March 31, 2009.

The Board of Directors believes that additional shares should be reserved for use under the Omnibus Plan to enable the Company to attract and retain key employees through the granting of options, restricted stock and other awards under the Omnibus Plan. The proposed increase in the number of shares under the Omnibus Plan is not required or intended to cover awards previously made under the Omnibus Plan. In the event that the required votes to approve the amendment to the Omnibus Plan are not obtained, the amendment to the Omnibus Plan will not become effective and the Company will not be able to make grants of awards pursuant to the terms of the Omnibus Plan beyond the shares that currently remaining available for grant.

In addition to the Omnibus Plan, the Company has the 1998 Stock Compensation Plan (the “1998 Plan”), which was established September 3, 1998. Under the 1998 Plan, directors, officers, employees and key individuals may be granted options to purchase the Company’s common stock on such terms and at such prices as are determined by the Compensation Committee. A total of 4,625,000 shares of the Company’s common stock are reserved for issuance under the 1998 Plan, 2,181,613 of which have been granted as of December 31, 2008. However, the Board has adopted an amendment to the 1998 Plan, effective upon approval of the Amendment by the Company’s stockholders, prohibiting the issuance of any additional awards under the 1998 Plan.

Summary

The following summary of the Omnibus Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Omnibus Plan, a copy of which is attached hereto as Annex A.

General

The Omnibus Plan permits the issuance of long-term incentive awards to our employees and non-employee directors and employees of our subsidiaries to promote the interests of our Company and our stockholders. The Omnibus Plan is designed to promote these interests by providing such employees and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability and financial success of our Company. The Omnibus Plan is administered by our Compensation Committee.

Shares Available for Issuance

If the Amendment to the Omnibus Plan is approved, the aggregate number of shares of our common stock that may be issued under the Omnibus Plan will not exceed 3,150,000 (subject to the adjustment provisions discussed below), 1,835,740 of which will be available for future grant. From and after the effective date of the Amendment, no more than 1,000,000 shares of Common Stock, in the aggregate, may be delivered for awards other than Stock Options or SARs.

Administration and Eligibility

The Compensation Committee satisfies the requirements established for administrators acting under plans intended to qualify for exemption under Rule 16b-3 under the Securities Exchange Act of 1934, (the “Exchange Act”), for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code and with applicable requirements of the New York Stock Exchange. All of our employees, non-employee directors and employees of our subsidiaries are eligible to receive awards under the Omnibus Plan. The Compensation Committee approves the aggregate awards for employees other than our executive officers and the individual awards for executive officers and non-employee directors. The Compensation Committee may delegate some of its authority under the Omnibus Plan to one or more of our officers to approve awards for other employees. The Compensation Committee is prohibited from increasing the amount of any award subject to one or more performance goals upon the attainment of the goals specified in the award, but the Compensation Committee does have discretion to decrease the amount of the award. No participant may receive in any calendar year awards relating to more than 500,000 shares of our Common Stock.

Awards

Stock Options.  The Compensation Committee is authorized to grant stock options which may be either incentive stock options or nonqualified stock options. The exercise price of any stock option must be equal to or greater than the fair market value of the shares on the date of the grant, unless it is a substitute or assumed stock option. The term of a stock option cannot exceed 10 years. For purposes of the Omnibus Plan, fair market value of the shares subject to the stock options is determined in such manner as the Compensation Committee deems equitable or as required by applicable law or regulation. At the time of grant, the Compensation Committee in its sole discretion determines when stock options are exercisable and when they expire. Payment for shares purchased upon exercise of a stock option must be made in full at the time of exercise. Payment may be made in cash, by the transfer to us of shares owned by the participant having a fair market value on the date of transfer equal to the option exercise price, to the extent permitted by applicable law, delivery of an exercise notice, together with irrevocable instructions to a broker to deliver to us the amount of the sale proceeds from the stock option shares or loan proceeds to pay the exercise price and any withholding taxes due to us or in such other manner as may be authorized by the Compensation Committee. The repricing of options without stockholder approval is prohibited under the plan.

SARs.  The Compensation Committee has the authority to grant stock appreciation rights, or SARs, and to determine the number of shares subject to each SAR, the term of the SAR, the time or times at which the SAR may be exercised, and all other terms and conditions of the SAR. A SAR is a right, denominated in shares, to receive, upon exercise of the right, in whole or in part, without payment to us an amount, payable in shares, in cash or a combination thereof, that is equal to the excess of: (1) the fair market value of our common stock on the date of exercise of the right over (2) the fair market value of our common stock on the date of grant of the right, multiplied by the number of shares for which the right is exercised. The Compensation Committee also may, in its discretion, substitute SARs which can be settled only in common stock for outstanding stock options at any time. The terms and conditions of any substitute SAR shall be substantially the same as those applicable to the stock option that it replaces and the term of the substitute SAR shall not exceed the term of the stock option that it replaces. The repricing of SARs is prohibited under the Omnibus Plan without stockholder approval.

Restricted Stock, Restricted Stock Units and Deferred Stock Units.  Restricted stock consists of shares which we transfer or sell to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Restricted stock units, or RSUs, confer the right to receive shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Compensation Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. Deferred stock units, or DSUs, are a vested-right to receive shares in lieu of other compensation at termination of employment or a specific future date. The Compensation Committee has authority to determine the eligible participants to whom, and the time or times at which, grants of restricted stock, RSUs or DSUs are made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants are subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. The Compensation Committee also may provide that RSUs or DSUs may be settled in cash rather than in our shares. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with us, the passage of time or other restrictions or conditions.

Performance Shares.  A participant who is granted performance shares has the right to receive shares or cash or a combination of shares and cash equal to the fair market value of such shares at a future date in accordance with the terms of such grant and upon the attainment of performance goals specified by the Compensation Committee. The award of performance shares to a participant does not create any rights in such participant as our stockholder until the issuance of common stock with respect to an award.

Performance Cash Awards.  A participant who is granted performance cash awards has the right to receive a payment in cash upon the attainment of performance goals specified by the Compensation Committee. The Compensation Committee may substitute shares of our common stock for the cash payment otherwise required to be made pursuant to a performance cash award.

Performance Goals.  Awards of restricted stock, RSUs, DSUs, performance stock, performance cash awards and other incentives under the Omnibus Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to, revenue; revenue growth; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating income; pre- or after-tax income; net operating profit after taxes; economic value added (or an equivalent metric); ratio of operating earnings to capital spending; cash flow (before or after dividends); cash flow per share (before or after dividends); net earnings; net sales; sales growth; share price performance; return on assets or net assets; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; total stockholder return; improvement in or attainment of expense levels; and improvement in or attainment of working capital levels. Any performance criteria selected by the Compensation Committee may be used to measure our performance as a whole or the performance of any of our business units and may be measured relative to a peer group or index. No award in excess of $5.0 million may be paid to any participant in any single year. If an award in excess of that amount is earned in any year, it will be deferred under the First Mercury Financial Corporation Executive Deferred Compensation Plan until it is deductible by us.

The Compensation Committee may make retroactive adjustments to, and the participant shall reimburse us for, any cash or equity based incentive compensation paid to the participant where such compensation was predicated upon achieving certain financial results that were substantially the subject of a restatement, and as a result of the restatement it is determined that the participant otherwise would not have been paid such compensation, regardless of whether or not the restatement resulted from the participant’s misconduct.

Stock Awards.  The Compensation Committee may award shares of our common stock to participants, without payment for such shares, as additional compensation for service to us. Stock awards may be subject to other terms and conditions, which may vary from time to time and among participants, as the Compensation Committee determines to be appropriate. An outright grant of stock will only be made in exchange for cash compensation already earned by a participant.

Cash Awards.  A cash award consists of a monetary payment made by us to an employee as additional compensation for his or her services to us. A cash award may be made in tandem with another award or may be made independently of any other award. Cash awards may be subject to other terms and conditions, which may vary from time to time and among participants, as the Compensation Committee determines to be appropriate.

Amendment or Termination of the Omnibus Plan

Our board of directors or the Compensation Committee has the right and power to amend or terminate the Omnibus Plan; however, neither the board of directors nor the Compensation Committee may amend the Omnibus Plan in a manner which would reduce the amount of an existing award without the holder’s consent. However, the Compensation Committee has the right to unilaterally amend or terminate an award to comply with changes in law. In addition, stockholder approval must be obtained for any amendment to the Omnibus Plan if required by law or exchange listing rules. No award may be made under the Omnibus Plan more than 10 years after its adoption by the Board.

Change in Control

Except as otherwise determined by the Compensation Committee, the treatment of outstanding awards upon the occurrence of a change in control shall be as described below. For purposes of the Omnibus Plan, the term change in control means one or more of the following events: (1) the acquisition, directly or indirectly, of our securities representing at least 35% of the combined voting power of our outstanding securities (other than by any of our employee benefit plans); (2) the consummation of certain mergers and consolidations involving us; (3) the consummation of the sale or other disposition of all or substantially all of our assets; (4) the approval of a plan of complete liquidation or dissolution by our stockholders; and (5) a change in the majority of our board of directors.

Stock Options and SARs.  Upon the occurrence of a change in control, each stock option and SAR outstanding on the date on which the change in control occurs will immediately become vested and exercisable in full in accordance with the terms and conditions set forth in the applicable grant, award or agreement relating to the stock options or SARs.

Restricted Stock and Restricted Stock Units.  Upon the occurrence of a change in control, the restrictions on all shares of restricted stock and RSUs outstanding on the date on which the change in control occurs will automatically lapse. With regard to RSUs, shares of common stock will be delivered to the participant as determined in accordance with the terms and conditions in the applicable grant, award or agreement relating to RSUs.

Performance Shares.  Upon the occurrence of a change in control, any performance goal with respect to any outstanding performance shares will be deemed to have been attained at target levels, and shares of our common stock or cash will be paid to the participant as determined in accordance with the terms and conditions set forth in the applicable grant, award or agreement relating to the performance shares.

Performance Cash Awards.  Upon the occurrence of a change in control, any performance goal with respect to any outstanding performance cash awards will be deemed to have been attained at target levels, and the cash (or shares of our common stock) will be paid to the participant as determined in accordance with the terms and conditions set forth in the applicable grant, award or agreement relating to the performance cash awards.

Other Stock or Cash Awards.  Upon the occurrence of a change in control, any terms and conditions with respect to other stock or cash awards previously granted under the Omnibus Plan will be deemed to be fully satisfied and the other stock or cash awards will be paid out immediately to the participants, as determined in accordance with the terms and conditions set forth in the applicable grant, award, or agreement relating to such awards.

Adjustments

If there is any change affecting our common stock by reason of any stock split, stock dividend, spin off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, the total number of shares available for awards, the maximum number of shares which may be subject to an award in any calendar year and the number of shares subject to outstanding awards, and the price of such shares, as applicable, will be equitably adjusted by the Compensation Committee. The Compensation Committee also has the right to substitute stock options or other awards denominated in the shares of another company for awards outstanding at the time of any such transaction.

Substitution and Assumption of Awards

Without affecting the number of shares reserved or available under the Omnibus Plan, either the board of directors or the Compensation Committee may authorize the issuance of awards in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become our employees or employees of any of our subsidiaries as the result of any merger, consolidation, acquisition of property or stock, or reorganization other than a change in control, upon such terms and conditions as it deems appropriate.

Reusage

If a stock option granted under the Omnibus Plan expires or is terminated, surrendered or canceled without having been fully exercised or if restricted stock, RSUs, performance shares or SARs granted under the Omnibus Plan are forfeited or terminated without the issuance of all of the shares subject thereto, the shares covered by such awards will again be available for use under the Omnibus Plan. Shares covered by an award granted under the Omnibus Plan that is settled in cash will not be counted as used.

Certain Tax Consequences

•	There are no income tax consequences for us or the option holder upon the grant of either an incentive stock option or a nonqualified stock option.

•	When a nonqualified stock option is exercised, the option holder will recognize ordinary income equal to the excess of fair market value of all the shares of stock for which the option is exercised on the date of exercise over the aggregate exercise price and we are entitled to a corresponding deduction.

•	When an incentive stock option is exercised, the option holder does not recognize income and we are not entitled to a deduction. In the event of a “disqualifying disposition” by the option holder (i.e., the option holder does not hold the stock long enough to qualify under IRS rules), we are entitled to a deduction equal to the compensation income recognized by the option holder.

•	When a SAR is granted, there are no income tax consequences for us. When a SAR is exercised, we are entitled to a deduction equal to the compensation recognized by the participant.

•	We are entitled to a deduction equal to the compensation recognized by a participant in connection with the vesting of restricted stock, or upon the participant’s earlier election to include the restricted stock in income pursuant to Section 83(b) of the Code, as the case may be.

•	With respect to other awards granted under the Omnibus Plan, we will be entitled to a deduction equal to the compensation recognized by a participant upon the delivery of shares or payment of cash in satisfaction of any award.

Awards under the Omnibus Plan

Stock options and awards previously granted under the Omnibus Plan will not be affected by the Amendment and will remain outstanding until they are exercised, expire or otherwise terminate.

The table below sets forth information regarding grants made to our named executive officers, non-employee directors and non-executive employees under the Omnibus Plan with respect to 2008.

2008 Plan-Based Awards

			Number of
	Number of	Option	Shares of
	Options	Exercise	Restricted Stock	Grant Date
Name	Granted	Price	Granted	Value

Richard H. Smith,	—	$—	—	$—
President and CEO
John A. Marazza,	—	—	22,500	292,725
Executive Vice President and CFO
Jeffrey R. Wawok,	10,000	13.01	—	55,312
Executive Vice President
Terrance A. Fleckenstein,	7,500	13.01	7,500	139,059
Chief Claims Officer
Executive group	17,500	13.01	30,000	487,096
Non-executive director group	—	—	12,124	209,988
Non-executive officer employee group	180,000	13.01	62,000	1,802,236

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the proposal at the Annual Meeting is required to adopt the Amendment. Further, the total vote cast on this proposal must represent a majority of the shares entitled to vote.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders approve the Amendment and recommends that you vote FOR Proposal 2.

PROPOSAL 3
APPROVAL OF THE OMNIBUS PLAN FOR PURPOSES OF COMPLYING WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

At the Annual Meeting, stockholders are being asked to approve the Omnibus Plan for the purpose of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to ensure that awards made under the Omnibus Plan based on the performance criteria set forth in the Omnibus Plan will be deductible by the Company.

Section 162(m) of the Code and the regulations and guidance promulgated thereunder (collectively, “Section 162(m)”) generally do not allow a publicly held company to obtain tax deductions for compensation of more than $1.0 million paid in any year to its chief executive officer, or any of its other three most highly compensated executive officers (the “Section 162(m) executive officers”), unless these payments are “performance-based” in accordance with conditions specified under Section 162(m). One of those conditions requires the Company to obtain stockholder approval of each performance criterion that a committee of outside directors may use in granting an award under the Omnibus Plan that is intended to satisfy the requirements of Section 162(m). In addition, if the committee has the authority to change the targets under a performance goal after stockholder approval of the goal, the material terms of the performance goals must be disclosed and reapproved by stockholders no later than five years after the stockholder approval was first received. Our Compensation Committee, which administers the Omnibus Plan, has the authority to change the targets with respect to awards granted under the Omnibus Plan.

Since the date of our initial public offering in November 2006, we have not been subject to the provisions of Section 162(m) because of a transitional relief exception under Section 162(m) that applies to newly-public companies. However, this transitional relief expires on the date of our annual meeting in 2010. If this proposal is approved, and if the applicable performance goals are satisfied, this proposal would enable the Company to continue to issue awards under the Omnibus Plan to its executive officers and to obtain tax deductions with respect to these awards, without regard to the limitations of Section 162(m). If this proposal is not approved by stockholders, compensation attributable to grants of awards under the Omnibus Plan to our executive officers may not be tax deductible by us. Therefore, the Compensation Committee and the Board of Directors recommend that the stockholders approve the Omnibus Plan in its entirety, including specifically the material terms of the performance goals applicable to awards granted under the Omnibus Plan that are intended to satisfy the requirements of Section 162(m).

Stockholders approval of the Omnibus Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts payable under the Omnibus Plan to qualify for the performance-based compensation exemption under Section 162(m), and approval of the Omnibus Plan by stockholders should not be viewed as a guarantee that all amounts paid under the Omnibus Plan will be deductible by us. The Compensation Committee reserves the right to issue awards under the Omnibus Plan to executive officers that will not be tax deductible under Section 162(m).

A detailed summary of the Omnibus Plan is set forth above under Proposal 2. This summary does not purport to be complete and is subject to and qualified in its entirety to the full text of the Omnibus Plan, which is attached hereto as Annex A.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the Omnibus Plan under Section 162(m).

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders approve Proposal 3 and recommends that you vote FOR Proposal 3.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit Committee has appointed BDO Seidman, LLP as our independent registered public accounting firm for fiscal year 2009 and the Board of Directors is asking that stockholders ratify this appointment. Because the Audit Committee is required under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission to have responsibility for the appointment of our independent registered public accounting firm, this proposal is only advisory. We put this proposal before the stockholders in order to seek the stockholders’ views on this important corporate matter. If the stockholders do not ratify the appointment, the Audit Committee will take the matter under advisement. We expect representatives of BDO Seidman, LLP, our independent registered public accounting firm selected as the independent registered public accounting firm for 2006, 2007 and 2008, to attend the annual meeting. They will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed to us by BDO Seidman, LLP for the fiscal years shown.

	2008	2007

Audit fees	$490,263	$593,000
Audit-related fees	5,000	65,172
Tax fees	104,118	111,343
All other fees	—	—

Total	$599,381	$769,515

Audit fees.  Audit Fees consist of fees billed for professional services rendered for the integrated audit of our consolidated annual financial statements and internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by BDO Seidman, LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related primarily to due diligence engagements.

Tax fees.  Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax planning and compliance work in connection with acquisitions. For 2008, such fees can be further categorized as tax compliance, planning and preparation ($91,473) and tax consulting and advisory ($12,645). For 2007, such fees can be further categorized as tax compliance, planning and preparation ($95,043) and tax consulting and advisory ($16,300).

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chair for services that are estimated to cost no more than the greater of $20,000 or 10% of the fees paid for services of the independent registered public accounting firm for the preceding fiscal year, when expedition of services is necessary. The Chair must present to the full Audit Committee at its next scheduled meeting the services that were approved. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the audit, audit-related, tax and other services provided by BDO Seidman, LLP in fiscal year 2008 were approved in accordance with the Audit Committee’s policy.

Vote Required

The affirmative vote of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote on this proposal shall constitute approval of the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for fiscal year 2009.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for fiscal year 2009.

GENERAL INFORMATION

Proposals of Stockholders

Proposals of stockholders intended to be presented at the 2010 Annual Meeting of Stockholders must be received by the Company on or before December 14, 2009, for inclusion in the Company’s proxy statement and form of proxy. Proposals of stockholders intended to be presented at the 2010 Annual Meeting although not included in the proxy statement and form of proxy, must be received by the Company on or after December 14, 2009 but on or before February 12, 2010. Proposals received after that date will not be voted at the 2010 Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary authority on the proposal under the circumstances consistent with the proxy rules of the Securities and Exchange Commission. All stockholder proposals should be sent to First Mercury Financial Corporation, Attn: Corporate Secretary, 29110 Inkster Road, Suite 100, Southfield, Michigan 48034.

Solicitation of Proxies

We will pay the cost of soliciting proxies. In addition to solicitations by mail, our officers and employees may solicit proxies personally and by telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. We will also request banks, brokers and other nominees holding shares for a beneficial owner to forward proxies and proxy soliciting materials to the beneficial owners of capital stock held of record by such persons. We will upon request reimburse brokers and other persons for their related reasonable expenses.

“Householding” of Proxy Materials

The Securities and Exchange Commission permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more security holders sharing the same address by delivering a single proxy statement and annual report addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies. A number of brokers with account holders who are stockholders of the Company have sent or will be sending out a notice regarding the “householding” proxy materials. As indicated in the notice provided by these brokers, a single proxy statement and an annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once a stockholder has received notice that the broker will be “householding,” “householding” will continue until the stockholder is notified otherwise or until the stockholder has revoked consent by notifying the broker. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify the broker, send a written request to First Mercury Financial Corporation, Attn: Corporate Secretary, 29110 Inkster Road, Suite 100, Southfield, Michigan 48034 or contact Corporate Financial Reporting at (248) 358-4010.

Stockholders who share the same address, who currently receive multiple copies of the Company’s proxy statement and annual report from their broker and would like to request “householding” of such information should contact their broker.

AVAILABILITY OF CERTAIN DOCUMENTS

First Mercury Financial Corporation maintains a website at www.firstmercury.com. Our Bylaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are available on this website under “Investor Relations” and “Corporate Governance.” In addition, you may obtain a copy of any of these documents without charge by sending a request to First Mercury Financial Corporation, 29110 Inkster Road, Suite 100, Southfield, Michigan 48034, Attn: Corporate Financial Reporting. Our website is not incorporated into or a part of this proxy statement.

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. ANY WRITTEN REQUEST SHOULD BE DIRECTED TO FIRST MERCURY FINANCIAL CORPORATION, ATTN: CORPORATE FINANCIAL REPORTING, 29110 INKSTER ROAD, SUITE 100, SOUTHFIELD, MICHIGAN 48034.

ANNEX A

AMENDED AND RESTATED
FIRST MERCURY FINANCIAL CORPORATION
OMNIBUS INCENTIVE PLAN OF 2006

This Plan amend and restates the First Mercury Financial Corporation Omnibus Incentive Plan of 2006 and is effective as of May 13, 2009. The primary purpose of the amendment to the Plan is to increase the number of shares available under the Plan by 1,650,000 shares.

1. Purpose.  The purposes of the Plan are (a) to promote the interests of the Corporation and its Subsidiaries and its stockholders by strengthening the ability of the Corporation and its Subsidiaries to attract and retain highly competent officers and other key employees, and (b) to provide a means to encourage Stock ownership and proprietary interest in the Corporation. The Plan is intended to provide Plan Participants with forms of long-term incentive compensation that are not subject to the deduction limitation rules prescribed under Code Section 162(m), and should be construed to the extent possible as providing for remuneration which is “performance-based compensation” within the meaning of Code Section 162(m) and the regulations promulgated thereunder.

2. Definitions.  Where the context of the Plan permits, words in the masculine gender shall include the feminine gender, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a) “Additional Shares” means the 1,650,000 additional shares of Stock available under the Plan as of the Amendment Date.

(b) “Amendment Date” means May 13, 2009, the effective date of the amendment and restatement of the Plan.

(c) “Award” means the grant of incentive compensation under this Plan to a Participant.

(d) “Board” means the board of directors of the Corporation.

(e) “Change of Control” means:

(i) upon the acquisition by any individual, entity or group, including any Person, of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 35% or more of the combined voting power of the then outstanding capital stock of the Corporation that by its terms may be voted on all matters submitted to stockholders of the Corporation generally (“Voting Stock”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Corporation (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Corporation); (B) any acquisition by the Corporation; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Corporation, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (A), (B) and (C) of subsection (ii) below shall be satisfied; and provided further that, for purposes of clause (B) above, if (1) any Person (other than the Corporation or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation) shall become the beneficial owner of 35% or more of the Voting Stock by reason of an acquisition of Voting Stock by the Corporation, and (2) such Person shall, after such acquisition by the Corporation, become the beneficial owner of any additional shares of the Voting Stock and such beneficial ownership is publicly announced, then such additional beneficial ownership shall constitute a Change in Control; or

(ii) upon the consummation of a reorganization, merger or consolidation of the Corporation, or a sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation; excluding, however, any such reorganization, merger, consolidation, sale, lease, exchange or other transfer with respect to which, immediately after consummation of such transaction: (A) all or substantially all of the beneficial owners of the Voting Stock of the Corporation outstanding immediately prior to such transaction continue to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the entity resulting from such transaction), more than 35% of the combined voting power of the voting securities of the entity resulting from such transaction (including, without limitation, the Corporation or an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s property or assets, directly or indirectly) (the “Resulting Entity”) outstanding immediately after such transaction, in substantially the same proportions relative to each other as their ownership immediately prior to such transaction; and (B) no Person (other than any Person that beneficially owned, immediately prior to such reorganization, merger, consolidation, sale or other disposition, directly or indirectly, Voting Stock representing 35% or more of the combined voting power of the Corporation’s then outstanding securities) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding securities of the Resulting Entity; and (C) at least a majority of the members of the board of directors of the entity resulting from such transaction were Continuing Directors of the Corporation at the time of the execution of the initial agreement or action of the Board authorizing such reorganization, merger, consolidation, sale or other disposition; or

(iii) upon the approval of a plan of complete liquidation or dissolution of the Corporation; or

(iv) when the Continuing Directors cease for any reason to constitute at least a majority of the Board.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Compensation and Employee Benefits Committee of the Board.

(h) “Continuing Directors” means those individuals initially appointed as the directors of the Corporation; provided, however, that any individual who becomes a director of the Corporation at or after the first annual meeting of stockholders of the Corporation whose election, or nomination for election by the Corporation’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Board (or by the nominating committee of the Board, if such committee is comprised of Continuing Directors and has such authority) shall be deemed to have been a Continuing Director; and provided further, that no individual shall be deemed to be a Continuing Director if such individual initially was elected as a director of the Corporation as a result of: (i) an actual or threatened solicitation by a Person (other than the Board) made for the purpose of opposing a solicitation by the Board with respect to the election or removal of directors; or (ii) any other actual or threatened solicitation of proxies or consents by or on behalf of any Person (other than the Board).

(i) “Corporation” means First Mercury Financial Corporation, a Delaware corporation, or any successor thereto.

(j) “Covered Employees” means covered employees within the meaning of Code Section 162(m).

(k) “Deferred Stock Unit” (“DSU”) means a vested right to a future award of Stock granted pursuant to Section 10 below.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means the fair market value of Stock determined at any time in such manner as the Committee may deem equitable, or as required by applicable law or regulation.

(n) “Incentive Stock Options” means a Stock Option designed to meet the requirements of Code Section 422 or any successor law.

(o) “Nonqualified Stock Option” means a Stock Option that is not an Incentive Stock Option.

(p) “Participant” means (i) an employee of the Corporation or its Subsidiaries; or (ii) a non-employee director of the Corporation designated by the Committee as eligible to receive an Award under the Plan.

(q) “Performance Cash Awards” means cash incentives subject to the satisfaction of long-term Performance Criteria and granted pursuant to Section 12 below.

(r) “Performance Criteria” means business criteria within the meaning of Code Section 162(m), including, but not limited to: revenue; revenue growth; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating income; pre-or after-tax income; net operating profit after taxes; economic value added (or an equivalent metric); ratio of operating earnings to capital spending; cash flow (before or after dividends); cash-flow per share (before or after dividends); net earnings; net sales; sales growth; share price performance; return on assets or net assets; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; total shareholder return; improvement in or attainment of expense levels; and improvement in or attainment of working capital levels or Performance Criteria. Any Performance Criteria may be used to measure our performance as a whole or any of our business units and may be measured relative to a peer group or index.

(s) “Performance Period” means the period as designated by the Committee with a minimum of one year and a maximum of five years.

(t) “Performance Shares” means Awards subject to the satisfaction of long-term Performance Criteria and granted pursuant to Section 11 below.

(u) “Person” means any individual, entity or group, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(v) “Plan” means the First Mercury Financial Corporation Omnibus Incentive Plan of 2006.

(w) “Restricted Stock” means Stock subject to a vesting condition specified by the Committee in an Award in accordance with Section 9 below.

(x) “Resulting Entity” means the entity resulting from a transaction (including, without limitation, the Corporation or an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s property or assets, directly or indirectly).

(y) “RSU” means a restricted stock unit providing a Participant with the right to receive Stock at a date on or after vesting in accordance with the terms of such grant and/or upon the attainment of Performance Criteria specified by the Committee in the Award in accordance with Section 9 below.

(z) “SAR” means a stock appreciation right granted pursuant to Section 8 below.

(aa) “Stock” means a share of common stock of the Corporation that, by its terms, may be voted on all matters submitted to stockholders of the Corporation generally.

(bb) “Stock Option” means the right to acquire shares of Stock at a certain price that is granted pursuant to Section 7 below. The term Stock Option includes both Incentive Stock Options and Nonqualified Stock Options.

(cc) “Subsidiary” or “Subsidiaries” means any corporation or entity of which the Corporation owns directly or indirectly, at least 50% of the total voting power or in which it has at least a 50% economic interest, and which is authorized to participate in the Plan.

3. Administration.  The Plan will be administered by the Committee consisting of two or more directors of the Corporation as the Board may designate from time to time, each of whom shall satisfy such requirements as:

(a) the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Exchange Act;

(b) the New York Stock Exchange may establish pursuant to its rule-making authority; and

(c) the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Code Section 162(m).

The Committee shall have the discretionary authority to construe and interpret the Plan and any Awards granted thereunder, to establish and amend rules for Plan administration, to change the terms and conditions of Awards at or after grant (subject to the provisions of Section 20 below), to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award granted under the Plan, and to make all other determinations which it deems necessary or advisable for the administration of the Plan.

Awards under the Plan to a Covered Employee may be made subject to the satisfaction of one or more Performance Criteria. Performance Criteria shall be established by the Committee for a Participant (or group of Participants) no later than ninety (90) days after the commencement of each Performance Period (or the date on which 25% of the Performance Period has elapsed, if earlier). The Committee may select one or more Performance Criteria and may apply those Performance Criteria on a corporate-wide or division/business segment basis; provided, however, that the Committee may not increase the amount of compensation payable to a Covered Employee upon the satisfaction of Performance Criteria.

The Committee or the Board may authorize one or more officers of the Corporation to select employees to participate in the Plan and to determine the number and type of Awards to be granted to such Participants, except with respect to Awards to officers subject to Section 16 of the Exchange Act, or to non-employee directors of the Corporation, or to officers who are, or who are reasonably expected to be, Covered Employees.  Any reference in the Plan to the Committee shall include such officer or officers.

The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan.  Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, if in writing signed by all the Committee members.

4. Participants.   Participants may consist of all employees of the Corporation and its subsidiaries and all non-employee directors of the Corporation; provided, however, the following individuals shall be excluded from participation in the Plan: (a) contract labor; (b) employees whose base wage or base salary is not processed for payment by the payroll department of the Corporation or any subsidiary; and (c) any individual performing services under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Corporation enters into for service. Designation of a Participant in any year shall not require the Committee to designate that person to receive an Award in any other year or to receive the same type or amount of Award as granted to the Participant in any other year or as granted to any other Participant in any year. The Committee shall consider all factors that it deems relevant in selecting Participants and in determining the type and amount of their respective Awards.

5. Shares Available under the Plan.  There is hereby reserved for issuance under the Plan an aggregate of 3,150,000 shares of Stock, which includes the 1,500,000 shares originally authorized upon the adoption of the Plan and the Additional Shares.

Stock covered by an Award granted under the Plan shall not be counted as used if there is (a) a lapse, expiration, termination or cancellation of any Stock Option or other Award outstanding under this Plan prior to the issuance of Stock thereunder or (b) a forfeiture of any shares of Restricted Stock or Stock subject to Awards granted under this Plan prior to vesting, then the Stock subject to these Stock Options or other Awards shall be added to the Stock available for Awards under the Plan. In addition, any Stock covered by an Award which is settled in cash, shall be added to the Stock available for Awards under the Plan.

From and after the Amendment Date, the following shares of Stock shall not become available for issuance under the Plan: (i) shares tendered by Participants as full or partial payment to the Corporation upon exercise of Stock Options granted under this Plan; (ii) shares reserved for issuance upon grant of SARs, to the extent the number of reserved shares of Stock exceeds the number of shares actually issued upon exercise of the SARs; and (iii) shares of Stock withheld by, or otherwise remitted to, the Corporation to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of Stock Options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan.

All Stock issued under the Plan may be either authorized and unissued Stock or issued Stock reacquired by the Corporation. All of the available Stock may, but need not, be issued pursuant to the exercise of Incentive Stock Options; provided, however, notwithstanding a Stock Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Stock whose aggregate Fair Market Value exceeds $100,000, such Stock Options shall be treated as Nonqualified Stock Options.

No Participant may receive in any calendar year Awards relating to more than 500,000 shares of Stock. For Awards granted from and after the Amendment Date, the maximum number of shares of Stock that may be delivered for Awards other than Stock Options or SARs shall not exceed 1,000,000 in the aggregate.

The Stock reserved for issuance and the other limitations set forth above shall be subject to adjustment in accordance with Section 15 hereto.

6. Types of Awards, Payments, and Limitations.  Awards under the Plan shall consist of Stock Options, SARs, Restricted Stock, RSUs, DSUs, Performance Shares, Performance Cash Awards, and other Stock or cash Awards, all as described below. Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee shall determine, and with the expectation that any Award of Stock shall be styled to preserve such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, and subject to the provisions of Sections 20 and 21 hereto, may require or permit Participants to elect to defer the issuance of Stock or the settlement of Awards in cash under such rules and procedures as the Committee may establish under the Plan.

The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents and interest on such dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s Plan account and are subject to the same vesting or Performance Criteria as the underlying Award. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Stock or Stock equivalents.

Awards shall be evidenced by an agreement that sets forth the terms, conditions and limitations of such Award.  Such terms may include, but are not limited to, the term of the Award, the provisions applicable in the event the Participant’s employment terminates, and the Corporation’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award including without limitation the ability to amend such Awards to comply with changes in applicable law. An Award may also be subject to other provisions (whether or not applicable to similar Awards granted to other Participants) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the Participant’s employment, requirements or inducements for continued ownership of Stock after exercise or vesting of Awards, or forfeiture of Awards in the event of termination of employment shortly after exercise or vesting, or breach of noncompetition or confidentiality agreements following termination of employment.

The Committee may make retroactive adjustments to and the Participant shall reimburse to the Corporation any cash or equity based incentive compensation paid to the Participant where such compensation was predicated upon achieving certain financial results that were substantially the subject of a restatement, and as a result of the restatement it is determined that the Participant otherwise would not have been paid such compensation, regardless of whether or not the restatement resulted from the Participant’s misconduct. In each such instance, the Corporation will, to the extent practicable, seek to recover the amount by which the Participant’s cash or equity based incentive compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results. The Corporation will, to the extent permitted by governing law, require reimbursement of any cash or equity based incentive compensation paid to any named executive officer (for purposes of this policy “named executive officers” has the meaning given that term in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934) where: (i) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a substantial restatement, and (ii) in the Committee’s view the officer engaged in fraud or misconduct that caused or partially caused the need for the substantial restatement. In each instance described above, the Corporation will, to the extent practicable, seek to recover the described cash or equity based incentive compensation for the relevant period, plus a reasonable rate of interest.

Measurement of the attainment of Performance Criteria may exclude, if the Committee provides in an Award agreement, impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by Generally Accepted Accounting Principles and as identified in the financial statements, in the notes to the financial statements, in the Management’s Discussion and Analysis section of the financial statements, or in other Securities and Exchange Commission filings.

The Committee, in its sole discretion, may require a Participant to have amounts or Stock that otherwise would be paid or delivered to the Participant as a result of the exercise or settlement of an Award under the Plan credited to a deferred compensation or stock unit account established for the Participant by the Committee on the Corporation’s books of account. In addition, the Committee may permit Participants to defer the receipt of payments of Awards pursuant to such rules, procedures or programs as may be established for purposes of this Plan.

The Committee need not require the execution of any such agreement by a Participant. Acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms of the Award.

7. Stock Options.  Stock Options may be granted to Participants, at any time as determined by the Committee.  The Committee shall determine the number of shares subject to each Stock Option and whether the Stock Option is an Incentive Stock Option. The exercise price for each Stock Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Stock on the date the Stock Option is granted unless the Stock Option is a substitute or assumed Stock Option granted pursuant to Section 16 hereto. Each Stock Option shall expire at such time as the Committee shall determine at the time of grant. Stock Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no Stock Option shall be exercisable later than the tenth anniversary of its grant. The exercise price, upon exercise of any Stock Option, shall be payable to the Corporation in full by: (a) cash payment or its equivalent; (b) tendering previously acquired Stock having a Fair Market Value at the time of exercise equal to the exercise price or certification of ownership of such previously-acquired Stock; (c) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds from the Stock Option shares or loan proceeds to pay the exercise price and any withholding taxes due to the Corporation; and (d) such other methods of payment as the Committee, in its discretion, deems appropriate. In no event shall the Committee cancel any outstanding Stock Option with an exercise price greater than the then current Fair Market Value of the Stock for the purpose of reissuing any other Award to the Participant at a lower exercise price nor reduce the exercise price of an outstanding Stock Option without stockholder approval. Reload options are not permitted.

8. Stock Appreciation Rights.  SARs may be granted to Participants at any time as determined by the Committee. Notwithstanding any other provision of the Plan, the Committee may, in its discretion, substitute SARs which can be settled only in Stock for outstanding Stock Options. The grant price of a substitute SAR shall be equal to the exercise price of the related Stock Option and the substitute SAR shall have substantive terms (e.g., duration) that are equivalent to the related Stock Option. The grant price of any other SAR shall be equal to the Fair Market Value of the Stock on the date of its grant unless the SARs are substitute or assumed SARs granted pursuant to Section 16 hereto. A SAR may be exercised upon such terms and conditions and for the term the Committee in its sole discretion determines; provided, however, that the term shall not exceed the Stock Option term in the case of a substitute SAR or ten years in the case of any other SAR, and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces. Upon exercise of a SAR, the Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying (a) the difference between the Fair Market Value of a share of Stock on the date of exercise and the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. The payment may be made in cash or Stock, at the discretion of the Committee, except in the case of a substitute SAR payment which may be made only in Stock.  In no event shall the Committee cancel any outstanding SAR with an exercise price greater than the then current Fair Market Value of the Stock for the purpose of reissuing any other Award to the Participant at a lower grant price nor reduce the grant price of an outstanding SAR without stockholder approval.

9. Restricted Stock and RSUs.  Restricted Stock and RSUs may be awarded or sold to Participants under such terms and conditions as shall be established by the Committee. Restricted Stock and RSUs shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

(a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period;

(b) a requirement that the holder forfeit (or in the case of Stock or RSUs sold to the Participant, resell to the Corporation at cost) such Stock or RSUs in the event of termination of employment during the period of restriction; and

(c) the attainment of Performance Criteria.

All restrictions shall expire at such times as the Committee shall specify, but generally shall require the Participant to complete three years of service to fully vest in the Award.

10. DSUs.  DSUs provide a Participant a vested right to receive Stock in lieu of other compensation at termination of employment or service or at a specific future designated date.

11. Performance Shares.  The Committee shall designate the Participants to whom Performance Shares are to be awarded and determine the number of shares, the length of the Performance Period and the other terms and conditions of each such Award; provided the stated Performance Period will not be less than 12 months and to the extent the Award is designed to constitute performance-based compensation under Code Section 162(m), Performance Criteria shall be established within 90 days of the period of service to which the Performance Criteria relate has elapsed. Each Award of Performance Shares shall entitle the Participant to a payment in the form of Stock upon the attainment of Performance Criteria and other terms and conditions specified by the Committee.

Notwithstanding satisfaction of any Performance Criteria, the number of shares issued under a Performance Shares Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any Performance Criteria by any Participant who is a Covered Employee.  The Committee may, in its discretion, make a cash payment equal to the Fair Market Value of Stock otherwise required to be issued to a Participant pursuant to a Performance Share Award.

12. Performance Cash Awards.  The Committee shall designate the Participants to whom Performance Cash Awards are to be awarded and determine the amount of the Award and the terms and conditions of each such Award; provided the Performance Period will not be less than 12 months and to the extent the Award is designed to constitute performance-based compensation under Code Section 162(m), Performance Criteria shall be established within 90 days of the period of service to which the Performance Criteria relate has elapsed. Each Performance Cash Award shall entitle the Participant to a payment in cash upon the attainment of Performance Criteria and other terms and conditions specified by the Committee. No Award may be paid to a Participant in excess of $2,000,000 for any single year. If an Award is earned in excess of $2,000,000, the amount of the Award in excess of this amount shall be deferred in accordance with the date the Participant ceases to be covered by Code Section 162(m) (or six months after that date if the Participant ceases to be covered by Code Section 162(m) because of Participant’s separation from service (as defined in Code Section 409A).

Notwithstanding the satisfaction of any Performance Criteria, the amount to be paid under a Performance Cash Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the amount earned under Performance Cash Awards upon satisfaction of any Performance Criteria by any Participant who is a Covered Employee. The Committee may, in its discretion, substitute actual Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Cash Award.

13. Other Stock or Cash Awards.  In addition to the incentives described in Sections 6 through 12 above, the Committee may grant other incentives payable in cash or in Stock under the Plan as it determines to be in the best interests of the Corporation and subject to such other terms and conditions as it deems appropriate; provided an outright grant of Stock will not be made unless it is offered in exchange for cash compensation that has otherwise already been earned by the recipient including without limitation awards earned under the First Mercury Financial

Corporation Performance-Based Annual Incentive Plan (or any successor annual incentive plan of the Corporation) or the First Mercury Financial Corporation Non-qualified Deferred Compensation Plan.

14. Change of Control.  Except as otherwise determined by the Committee at the time of grant of an Award, upon a Change of Control, all outstanding Stock Options and SARs shall become vested and exercisable; all restrictions on Restricted Stock and RSUs shall lapse; all Performance Criteria shall be deemed achieved at target levels and all other terms and conditions met; all Performance Shares shall be delivered; all Performance Cash Awards, DSUs and RSUs shall be paid out as promptly as practicable; and all other Stock or cash Awards shall be delivered or paid.

In the event that a payment or delivery of an Award following a Change of Control would not be a permissible distribution event, as defined in Code Section 409A(a)(2) or any regulations or other guidance issued thereunder, then the payment or delivery shall be made on the earlier of: (a) the date of payment or delivery originally provided for such Award; or (b) the date of termination of the Participant’s employment or service with the Corporation or six months after such termination in the case of a “specified employee” (as defined in Code Section 409A(a)(2)(B)(i)).

15. Adjustment Provisions.

(a) In the event of any change affecting the number, class, market price or terms of the Stock by reason of share dividend, share split, recapitalization, reorganization, merger, consolidation, spin-off, disaffiliation of a subsidiary, combination of Stock, exchange of Stock, Stock rights offering, or other similar event, or any distribution to the holders of Stock other than a regular cash dividend, the Committee shall equitably substitute or adjust the number or class of Stock which may be issued under the Plan in the aggregate or to any one Participant in any calendar year and the number, class, price or terms of shares of Stock subject to outstanding Awards granted under the Plan.

(b) In the event of any merger, consolidation or reorganization of the Corporation with or into another corporation which results in the outstanding Stock of the Corporation being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis, for each share of Stock then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock will be entitled pursuant to the transaction.

16. Substitution and Assumption of Awards.  The Board or the Committee may authorize the issuance of Awards under this Plan in connection with the assumption of, or substitution for, outstanding Awards previously granted to individuals who become employees of the Corporation or any subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as the Committee may deem appropriate. Any substitute Awards granted under the Plan shall not count against the Stock limitations set forth in Section 5 hereto, to the extent permitted by Section 303A.08 of the Corporate Governance Standards of the New York Stock Exchange.

17. Nontransferability.  Each Award granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and each Stock Option and SAR shall be exercisable during the Participant’s lifetime only by the Participant or, in the event of disability, by the Participant’s personal representative. In the event of the death of a Participant, exercise of any Award or payment with respect to any Award shall be made only by or to the beneficiary, executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution. Subject to the approval of the Committee in its sole discretion, Stock Options may be transferable to charity or to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. Members of the immediate family means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.

18. Taxes.  The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or Stock deliverable under the Plan, after giving notice to the person entitled to receive such payment or delivery, and the Corporation may defer making payment or delivery as to any Award, if any such tax is payable, until indemnified to its satisfaction. A Participant may pay all or a portion of any withholding limited to the minimum statutory amount arising in connection with the exercise of a Stock Option or SAR or the receipt or vesting of Stock hereunder by electing to have the Corporation withhold Stock having a Fair Market Value equal to the amount required to be withheld.

19. Duration of the Plan.  No Award shall be made under the Plan more than ten years after the date of its adoption by the Board; provided, however, that the terms and conditions applicable to any Stock Option granted on or before such date may thereafter be amended or modified by mutual agreement between the Corporation and the Participant, or such other person as may then have an interest therein.

20. Amendment and Termination.  The Board or the Committee may amend the Plan from time to time or terminate the Plan at any time. However, unless expressly provided in an Award or the Plan, no such action shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant’s consent; provided, however, that the Committee may, in its discretion, substitute SARs which can be settled only in Stock for outstanding Stock Options, and may require an Award be deferred pursuant to Section 6 hereto, without a Participant’s consent; and further provided that the Committee may amend or terminate an Award to comply with changes in law without a Participant’s consent. Notwithstanding any provision of the Plan to the contrary, the final sentence in each of Section 7 and Section 8 of the Plan (regarding the reissuing at a relatively reduced price, Stock Options and SARs respectively) shall not be amended without stockholder approval. Notwithstanding any provision of the Plan to the contrary, to the extent that Awards under the Plan are subject to the provisions of Code Section 409A, then the Plan as applied to those amounts shall be interpreted and administered so that it is consistent with such Code section.

The Corporation shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable laws, regulations, or stock exchange rules.

21. Other Provisions.

(a) In the event any Award under this Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion: (i) modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules consistent with the purposes of the Plan; and (ii) cause the Corporation to enter into an agreement with any local subsidiary pursuant to which such subsidiary will reimburse the Corporation for the cost of such equity incentives.

(b) Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Corporation; nor interfere in any way with the Participant’s right or the Corporation’s right to terminate such relationship at any time, with or without cause, to the extent permitted by applicable laws and any enforceable agreement between the employee and the Corporation.

(c) No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee, in its discretion, shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock, or whether such fractional shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(d) In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

(e) Payments and other benefits received by a Participant under an Award made pursuant to the Plan generally shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Corporation or a subsidiary, unless the Committee expressly provides otherwise in writing or unless expressly provided under such plan. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all applicable laws, and that avoids (to the extent practicable) the classification of any Award as “deferred compensation” for purposes of Code Section 409A, as determined by the Committee.

22. Governing Law.  The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Michigan without regard to any state’s conflict of laws principles. Any legal action related to this Plan shall be brought only in a federal or state court located in Michigan.

23. Stockholder Approval.  This Plan was originally effective as of October 16, 2006.

NNNNNNNNNNNN NNNNNNNNNNNNNNN C123456789 000004000000000.000000 ext000000000.000000 ext NNNNNNNNN 000000000.000000 ext000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY)000000000.000000 ext 000000000.000000 ext ADD 1Electronic Voting Instructions ADD 2 ADD 3You can vote by Internet or Phone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5Instead of mailing your proxy, you may choose to vote your proxy via ADD 6 the Internet or by Phone. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or Phone must be received by 12:00 Noon, Eastern Time, on May 12, 2009. Vote by Internet · Log on to the Internet and go to www.envisionreports.com/FMR · Follow the steps outlined on the secured website. Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR PHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 — 4. 1. Election of Class II Directors: For Withhold + 01 -Thomas B. Kearney* 02 — William C. Tyler* * Each with terms expiring at the 2012 Annual Meeting. For Against Abstain For Against Abstain 2. To approve the amendment and restatement of the First 3. To approve the Omnibus Plan for purposes of complying Mercury Financial Corporation Omnibus Incentive Plan of with the requirements of Section 162(m) of the Internal 2006 (the “Omnibus Plan”) to increase the number of shares Revenue Code. authorized for issuance thereunder by 1,650,000 shares 4. To ratify the appointment of BDO Seidman, LLP as the (which will bring the total number of shares reserved under independent registered public accounting firm of the the Omnibus Plan to 3,150,000) and to make certain other Company for the year ending December 31, 2009. changes to the Omnibus Plan. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below PLEASE SIGN PERSONALLY AS NAME APPEARS ON THIS CARD. When signing as attorney, executor, administrator, personal representative, trustee or guardian, give full title as such. If name of two or more persons, all should sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1 U P X 0 2 1 2 2 0 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 0110ID

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR PHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — FIRST MERCURY FINANCIAL CORPORATION This proxy is solicited on behalf of the Board of Directors for the Annual Meeting to be held on May 13, 2009. The undersigned hereby makes, constitutes and appoints Richard H. Smith and John A. Marazza, and each of them, proxies for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of First Mercury Financial Corporation (the “Company”), to be held at First Mercury Financial Corporation, Corporate Headquarters, 29110 Inkster Road, Suite 100, Southfield, MI 48034, on Wednesday, May 13, 2009, at 9:00 a.m. (Local Time), or any adjournment thereof. The undersigned also acknowledges receipt of the 2008 Annual Report to Stockholders, the Notice of the Annual Meeting and the Proxy Statement. The undersigned hereby revokes any other proxy executed previously for the 2009 Annual Meeting of Stockholders. This Proxy, when properly executed, will be voted in the manner the undersigned stockholder directs on the reverse side of this card. If you sign and return this Proxy but do not specify otherwise, this Proxy will be voted FOR each of the proposals listed on the reverse side of this card and voted upon such other business as may properly come before the meeting. Therefore, to direct a vote FOR each of the proposals, you need not mark any box. Simply sign, date and return this Proxy. Each share of common stock has one vote. Please be sure to sign on the reverse side of this card exactly as your name appears on the reverse side. PLEASE SEE REVERSE SIDE FOR INFORMATION ON VOTING YOUR PROXY BY INTERNET OR PHONE. IF YOU HAVE NOT VOTED BY THE INTERNET OR PHONE, PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.